UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Donegal Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

WE WILL HOLD ON APRIL 20, 2017

To the Stockholders of

DONEGAL GROUP INC.:

We will hold our 2017 annual meeting of stockholders (our “2017 Annual Meeting”) at 10:00 a.m., local time, on Thursday, April 20, 2017, at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601. At our 2017 Annual Meeting, our stockholders will vote on the following items of stockholder business:

•

The election of the four persons our board of directors has nominated to serve as Class A directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	The approval, on a non-binding advisory basis, of the compensation of our named executive officers;

•	The determination of the frequency of our submission to our stockholders of the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•	The ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

Our advance notice by-laws require that our stockholders submit to us, not later than 90 days prior to the first anniversary of the date on which we first mailed our proxy statement to stockholders for our most recent year’s annual meeting of stockholders, the information specified in those by-laws regarding any nomination by a stockholder of a candidate for election as a director or any proposal by a stockholder of any other item of stockholder business a stockholder wishes our stockholders to consider at our next forthcoming annual meeting of stockholders. That date was December 21, 2016 with respect to our 2017 Annual Meeting and is December 17, 2017 with respect to our 2018 annual meeting of stockholders. No stockholder made another nomination or other proposal for consideration by our stockholders at our 2017 Annual Meeting.

Therefore, under applicable law and our by-laws, at our 2017 Annual Meeting:

•	no stockholder may validly present a nomination of a candidate for election as a Class A director or validly propose any other item of stockholder business; and

•

we will not conduct a vote of our stockholders on any item of stockholder business other than those items of stockholder business we describe in this notice of our 2017 Annual Meeting and in our accompanying proxy statement.

Our board of directors has established the close of business on March 3, 2017 as the record date for the determination of the holders of our Class A common stock and for the determination of the holders of our Class B common stock entitled to notice of, and to vote at, our 2017 Annual Meeting. Our certificate of incorporation and our by-laws do not authorize cumulative voting in the election of our directors.

We include our 2016 Annual Report to stockholders (our “2016 Annual Report”) with this notice of our 2017 Annual Meeting and our proxy statement relating to our 2017 Annual Meeting. You may vote at our 2017 Annual Meeting in person, by mail, by telephone or via the Internet as we describe on the enclosed proxy card that you may use to vote by proxy at our 2017 Annual Meeting. Please return your duly signed and completed proxy card whether or not you plan to attend our 2017 Annual Meeting in person.

By order of our board of directors,

Donald H. Nikolaus, Chairman of the Board	Kevin G. Burke, President and Chief Executive Officer

March 16, 2017

Marietta, Pennsylvania

Important Notice Regarding the Availability of Our Proxy Materials for

Our April 20, 2017 Annual Meeting

This mailing includes our notice of our 2017 Annual Meeting, our proxy statement with respect to our 2017 Annual Meeting and our 2016 Annual Report. You may also view each of these documents on the Internet at www.proxyvote.com. No information on our website other than our notice of our 2017 Annual Meeting, this proxy statement with respect to our 2017 Annual Meeting and our 2016 Annual Report constitutes a part of our proxy solicitation materials for our 2017 Annual Meeting or part of our 2016 Annual Report.

DONEGAL GROUP INC.

PROXY STATEMENT

Introduction

This proxy statement contains information relating to our 2017 Annual Meeting. We will hold our 2017 Annual Meeting at 10:00 a.m., local time, on Thursday, April 20, 2017, at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601.

On March 17, 2017, we are commencing the mailing to our stockholders of record at the close of business on March 3, 2017 of:

•	this proxy statement;

•	a form of proxy card;

•	a postage-paid return envelope for the convenience of our stockholders in returning their completed and signed proxy card to our transfer agent; and

•	our 2016 Annual Report.

We ask our stockholders to return their completed proxy cards promptly whether or not they plan to attend our 2017 Annual Meeting in person unless a stockholder prefers to vote in person, by telephone or via the Internet.

We will pay the costs of preparing and mailing our proxy materials for our 2017 Annual Meeting to our stockholders and making those materials available for our stockholders to view on the Internet. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy solicitation materials for our 2017 Annual Meeting to the beneficial owners of our Class A common stock and to the beneficial owners of our Class B common stock for whom such persons serve as record holders. We may also solicit proxies from some stockholders in person, by mail, e-mail or telephone through our directors, officers and regular employees whom we do not employ specifically for proxy solicitation purposes and none of whom will receive any additional compensation for performing such services.

Summary of our 2016 Performance

For 2016, our total revenues increased 8.2% and our net income and net income per diluted Class A share increased 46.7% and 50.6%, respectively, compared to 2015. The following table depicts our total revenues, net income, net income per diluted Class A share and net income per Class B share for the three years ended December 31, 2016, 2015 and 2014. For further information, we refer you to the financial statements we include in our 2016 Annual Report.

	Year Ended December 31
	2016	2015	2014
Total revenues	$688.4 million	$636.4 million	$586.5 million
Net income	$30.8 million	$21.0 million	$14.5 million
Net income per diluted Class A share	$1.16	$0.77	$0.55
Net income per Class B share	$1.06	$0.69	$0.49

We use the following defined terms in this proxy statement:

•	“Annual Meeting” or “2017 Annual Meeting” means our annual meeting of stockholders that we will hold on April 20, 2017;

•	“Annual Report” or “2016 Annual Report” means our Annual Report to our stockholders for 2016;

(i)

•	“Atlantic States” means Atlantic States Insurance Company;

•	“Computershare” means Computershare Trust Company, N.A., the transfer agent for our Class A common stock and our Class B common stock;

•	“DFSC” means Donegal Financial Services Corporation;

•	“DGI,” “we,” “us” or “our” means Donegal Group Inc.;

•	“DGCL” means the Delaware General Corporation Law;

•	“Donegal Mutual” means Donegal Mutual Insurance Company;

•	“Exchange Act” means the Securities Exchange Act of 1934;

•	“Le Mars” means Le Mars Insurance Company;

•	“MICO” means Michigan Insurance Company;

•	“Peninsula” means the Peninsula Insurance Group;

•	“PHCA” means the Pennsylvania Insurance Holding Companies Act;

•	“SEC” means the Securities and Exchange Commission;

•	“Sheboygan” means Sheboygan Falls Insurance Company;

•	“Southern” means Southern Insurance Company of Virginia; and

•	“UCB” means Union Community Bank.

(ii)

CONTENTS

Page
PROXY STATEMENT	i
Introduction	i
Summary of our 2016 Performance	i
OUR 2017 ANNUAL MEETING	1
What is the agenda for our 2017 Annual Meeting?	1
What is the effect of our advance notice by-laws?	1
What is the quorum requirement for the conduct of business at our 2017 Annual Meeting?	2
What is the order of business at our 2017 Annual Meeting?	2
Who is entitled to notice of, and who may vote at, our 2017 Annual Meeting?	2
Which of the items of stockholder business we will conduct at our 2017 Annual Meeting do we consider routine and which do we consider non-routine?	3
What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business that will come before our 2017 Annual Meeting?	4
Broker Non-Votes	5
What are the voting rights of our stockholders?	5
How do you vote the DGI shares you own that are registered in your name?	6
How do you vote the DGI shares you own beneficially that are registered in the name of another person?	7
How does our board of directors recommend our stockholders vote at our 2017 Annual Meeting?	7
May you change your vote after you have voted by proxy but before the commencement of voting at our 2017 Annual Meeting?	8
CERTAIN BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK AND OUR CLASS B COMMON STOCK	9
Beneficial Owners of 5% or More of our Class A Common Stock or our Class B Common Stock	9
The Beneficial Ownership of our Stock by our Directors and Executive Officers	10
Section 16(a) Ownership Reporting Compliance	11
THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI	11
Introduction	11
Our Relationship with Donegal Mutual	11
Our Capital Structure	12
Our Strategy to Maximize Stockholder Value	13
The Coordinating Committee	14
Inter-Company Transactions	15
Union Community Bank	16
The Risk Management Committee	17
CORPORATE GOVERNANCE	17
The Composition of our Board of Directors	18
The Committees of our Board of Directors	19
The Executive Committee	19
The Audit Committee	20
The Nominating Committee	20
The Compensation Committee	20
The Coordinating Committee	21
The Special Committee	21
Compensation Committee Interlocks and Insider Participation	21
Related Person Transactions	21
Our Code of Business Conduct and Ethics and our Internal Audit Department	22

(iii)

Page
EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	23
Executive Summary	23
Our Compensation Process	23
Summary of the 2016 Compensation of our Named Executive Officers	23
Director Compensation	25
Our Compensation Philosophy and Risk Management Considerations	28
Employment and Change-of-Control Agreements	29
Potential Payments to our Named Executive Officers upon Termination or a Change-of-Control	31
Limitations on the Deductibility of Compensation	34
Our Cash Incentive Bonus Plan	35
Other Aspects of our Compensation Philosophy	35
Other Benefits	35
Perquisites	35
Summary Compensation Table	36
Grants of Plan-Based Awards	37
Stock Incentive Plans	37
Outstanding Equity Awards at December 31, 2016	39
Option Exercises and Stock Vested	40
Pension Benefits	40
Non-Qualified Deferred Compensation	40
Limitation of Liability and Indemnification	40
Joint Report of the Compensation Committees of Donegal Mutual and DGI	41
Equity Compensation Plan Information	41
PROPOSAL 1 – ELECTION OF DIRECTORS	42
Introduction	42
Nominations	42
Our Director Nominating Procedures	42
The Role of the Nominating Committee of our Board of Directors	43
Our Nominees for Election as Class A Directors at our 2017 Annual Meeting	44
Our Class B Directors and Class C Directors Who Will Continue as Directors After our 2017 Annual Meeting	44
PROPOSAL 2 – THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	47
PROPOSAL 3 – THE DETERMINATION OF THE FREQUENCY ON WHICH WE SUBMIT TO OUR STOCKHOLDERS THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	48
PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT BY OUR AUDIT COMMITTEE OF KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017	49
AUDIT AND NON-AUDIT FEES	49
Report of our Audit Committee	50
STOCKHOLDER PROPOSALS FOR OUR 2018 ANNUAL MEETING OF STOCKHOLDERS	52
HOUSEHOLDING	53
DIRECTOR – STOCKHOLDER COMMUNICATIONS	54
OTHER MATTERS	54

Unless we otherwise expressly indicate, all of the financial information we include or incorporate by reference in this proxy statement for our 2017 Annual Meeting relates to our 2016 fiscal year. Our 2016 fiscal year began on January 1, 2016 and ended on December 31, 2016.

(iv)

OUR 2017 ANNUAL MEETING

In accordance with this proxy statement, our board of directors solicits proxies from our stockholders for use in connection with our 2017 Annual Meeting and any adjournment or postponement of our 2017 Annual Meeting. We will hold our 2017 Annual Meeting at 10:00 a.m., local time, on Thursday, April 20, 2017 at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601.

What is the agenda for our 2017 Annual Meeting?

At our 2017 Annual Meeting, our stockholders will consider and act upon the four items of stockholder business we propose as follows:

•

the election of the four persons our board of directors has nominated to serve as Class A directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	the approval, on a non-binding advisory basis, of the compensation of our named executive officers;

•	the determination of the frequency of our submission to our stockholders of the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•	the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

What is the effect of our advance notice by-laws?

Our advance notice by-laws require that a stockholder provide us with a specified period of prior notice of that stockholder’s intention to nominate any candidate for election as a Class A director at our 2017 Annual Meeting or to propose any other item of stockholder business for stockholder consideration at our 2017 Annual Meeting.

Our advance notice by-laws establish a date by which a stockholder must submit a stockholder proposal with respect to our next forthcoming annual meeting of stockholders. That date in general is 90 days prior to the first anniversary of the mailing date of our proxy solicitation material for our prior year’s annual meeting of stockholders. After that date, a stockholder may no longer propose any candidate for election as a director at our next forthcoming annual meeting of stockholders and may no longer propose any other item of stockholder business for consideration and a vote by our stockholders at our next forthcoming annual meeting of stockholders. For our 2017 Annual Meeting, that date was December 21, 2016. For our 2018 annual meeting of stockholders, that date is December 17, 2017. The purpose of our advance notice by-laws is to ensure that we can include in our annual proxy statements, for the information of all of our stockholders, all of the actions we or others propose to present for consideration by our stockholders at our annual meetings of stockholders.

No stockholder has nominated a candidate for election as a Class A director at our 2017 Annual Meeting or proposed the transaction of any other item of stockholder business at our 2017 Annual Meeting. Accordingly, no item of stockholder business other than the four items of stockholder business we describe in our notice of our 2017 Annual Meeting, as well as in this proxy statement, may properly come before our 2017 Annual Meeting or any adjournment or postponement of our 2017 Annual Meeting. As a result, we will not submit any other item of stockholder business, other than procedural matters related to the conduct of our 2017 Annual Meeting, to a vote of our stockholders at our 2017 Annual Meeting.

We are a Delaware corporation. Therefore, the DGCL, our amended and restated certificate of incorporation as currently in effect and our by-laws as currently in effect govern the conduct of business at our annual meetings of stockholders, our relationships with our stockholders and the relative rights, powers, duties and obligations of us and our stockholders, directors, nominees for directors, officers and employees.

What is the quorum requirement for the conduct of business at our 2017 Annual Meeting?

Our by-laws provide that the presence, in person or by proxy, of not less than a majority of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock as of the record date for our 2017 Annual Meeting voting together as a single class constitutes a quorum at our 2017 Annual Meeting. Because Donegal Mutual owns 72.9% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and all of its shares will be present at our 2017 Annual Meeting, a quorum will be present at our 2017 Annual Meeting. Because a quorum will be present at our 2017 Annual Meeting, our stockholders will have the legal power and authority to conduct the four items of stockholder business at our 2017 Annual Meeting that we describe in our notice of our 2017 Annual Meeting and in this proxy statement.

What is the order of business at our 2017 Annual Meeting?

Our by-laws and applicable provisions of the DGCL govern the organization, conduct of business at and the adjournment or postponement of our 2017 Annual Meeting. Our board of directors has designated Kevin G. Burke, our president and chief executive officer, as the presiding officer of our 2017 Annual Meeting. Mr. Burke will call our 2017 Annual Meeting to order and will conduct the business of our 2017 Annual Meeting, including voting upon the four items of stockholder business upon which our stockholders will vote at our 2017 Annual Meeting. Under our by-laws, no other item of stockholder business may properly come before our 2017 Annual Meeting. Mr. Burke, as the presiding officer of our 2017 Annual Meeting, will determine, in his discretion, the order of the items of stockholder business we will conduct at our 2017 Annual Meeting and the procedural manner in which we will conduct the business of our 2017 Annual Meeting.

We have historically conducted the voting on the items of stockholder business we submit for a stockholder vote at our annual meetings of stockholders immediately following the calling to order of our annual meetings and the determination of a quorum by the presiding officer of our annual meetings. We currently intend to follow a substantially similar procedure at our 2017 Annual Meeting. After our stockholders have voted on the four items of stockholder business we describe in this proxy statement, and the inspectors of election our board of directors has appointed have tallied the voting on those four items of stockholder business, Donald H. Nikolaus, our chairman of the board, Kevin G. Burke, our president and chief executive officer, and Jeffrey D. Miller, our executive vice president and chief financial officer, will then discuss our results of operations for 2016 compared to 2015 and our outlook for 2017. After those remarks, the inspectors of election for our 2017 Annual Meeting will announce the results of the voting on the four items of business on which our stockholders have voted at our 2017 Annual Meeting. Then Messrs. Nikolaus, Burke and Miller will, as they deem appropriate in their discretion under then prevailing circumstances, recognize stockholders who wish to ask pertinent questions or make comments.

Who is entitled to notice of, and who may vote at, our 2017 Annual Meeting?

Our board of directors established the close of business on March 3, 2017 as the record date for the determination of the holders of our Class A common stock and the holders of our Class B common stock who are entitled to notice of, and to vote at, our 2017 Annual Meeting. We refer to those eligible stockholders as “stockholders of record” in this proxy statement. Stockholders of record, including persons whom a stockholder of record duly and validly appoints as the proxy of such stockholder of record, may attend, and vote at, our 2017 Annual Meeting.

Each share of our Class A common stock held of record for our 2017 Annual Meeting has the right to cast one-tenth of a vote for each nominee for election as a Class A director at our 2017 Annual Meeting and for each of the other items of stockholder business we submit to a vote of our stockholders at our 2017 Annual Meeting.

Each share of our Class B common stock held of record for our 2017 Annual Meeting has the right to cast one vote for each nominee for election as a Class A director at our 2017 Annual Meeting and for each of the other items of stockholder business we submit to a vote of our stockholders at our 2017 Annual Meeting.

We reserve the right to request photographic identification, such as a currently valid driver’s license, before we permit a stockholder of record, or a proxy for a stockholder of record, to attend our 2017 Annual Meeting in person. Even if you currently plan to attend our 2017 Annual Meeting and vote in person, we recommend that you vote by proxy using one of the methods we describe in this proxy statement under “How do you vote the DGI shares you own that are registered in your name?” By using one of those methods of voting, we can then recognize your votes even if you later do not, or cannot, for any reason attend our 2017 Annual Meeting and vote in person.

Computershare, our independent stock transfer agent, has prepared and certified a list of all holders of our Class A common stock and all holders of our Class B common stock outstanding as of the close of business on March 3, 2017, the record date for our 2017 Annual Meeting. If your name appears on that certified list of stockholders, you are a stockholder of record entitled to vote in person or by proxy at our 2017 Annual Meeting. For example, you are a stockholder of record if you received this proxy statement and the related materials for our 2017 Annual Meeting directly from us through our mailing agent and not indirectly from another person who is the record holder of the shares you own beneficially, such as a bank, a brokerage firm or other fiduciary or representative.

Our by-laws, in compliance with the DGCL, provide a stockholder of record an opportunity, subject to that stockholder of record’s prior compliance with certain conditions we describe in this proxy statement, during the ten calendar days preceding the date of our 2017 Annual Meeting, to examine, at our principal executive offices in Marietta, Pennsylvania, an alphabetical list of the holders of record for our 2017 Annual Meeting of our Class A common stock and an alphabetical list of the holders of record for our 2017 Annual Meeting of our Class B common stock. We will grant the request of a stockholder of record to make such an examination if:

•

the stockholder of record makes a written request to make such an examination at our principal executive offices during such 10-day period addressed to Jeffrey D. Miller, our executive vice president and chief financial officer; and

•

we determine, in our discretion, that the stockholder of record’s request to examine our stockholder list is proper and legally relevant to the four items of stockholder business we will conduct at our 2017 Annual Meeting.

If a stockholder of record does not make such a written request to inspect our list of stockholders within the ten-day period we describe above or if we make a determination, in our discretion, that the stockholder of record’s request for inspection of our list of stockholders within such ten-day period is not proper or not legally relevant to the four items of stockholder business we will conduct at our 2017 Annual Meeting, we will not permit that stockholder of record to examine the list of the record holders of our Class A common stock and the record holders of our Class B common stock.

If you are the beneficial owner of shares of our Class A common stock or the beneficial owner of shares of our Class B common stock registered in the name of a bank, broker or other fiduciary or representative, which we also refer to in this proxy statement as shares held in “street name,” we consider you the beneficial owner of the shares your bank, your broker or your other fiduciary or representative holds for you, and we consider your bank, your broker or your other fiduciary or representative the stockholder of record of your shares. Your bank, your broker or your other fiduciary or representative will send you separately, as the beneficial owner, information describing the procedure for you to vote your shares. You should follow the instructions your bank, your broker or your other fiduciary or representative provides to you on how to vote your shares held in street name in the manner you determine.

Which of the items of stockholder business we will conduct at our 2017 Annual Meeting do we consider routine and which do we consider non-routine?

We will transact four items of stockholder business at our 2017 Annual Meeting. Under applicable regulations, we consider the election of four Class A directors, the approval, on a non-binding advisory basis, of the compensation of our named executive officers and our proposal to determine the frequency on which we submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers as “non-routine” and the ratification of the appointment of KPMG LLP to serve as our auditors for our 2017 fiscal year as “routine.”

Under applicable rules, a record owner who is not also the beneficial owner, such as a broker, does not have discretion to vote on non-routine matters without voting instructions from the beneficial owner.

What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business that will come before our 2017 Annual Meeting?

Election of our Class A Directors

The four persons our board of directors has nominated for election as Class A directors are the only nominees eligible for election as Class A directors at our 2017 Annual Meeting and any adjournment or postponement of our 2017 Annual Meeting. Our certificate of incorporation and our by-laws do not authorize cumulative voting in the election of our directors. As the DGCL permits and our by-laws provide, we utilize a plurality of the votes cast standard, and not a majority of the outstanding votes cast standard, in determining the election of our directors by our stockholders. Our certificate of incorporation provides that our shares of Class A common stock and our shares of Class B common stock vote together as a single class in the election of our directors. At our 2017 Annual Meeting, our stockholders will elect as Class A directors the four nominees for election as Class A directors who receive the highest number of stockholder votes at our 2017 Annual Meeting. The four persons elected as Class A directors at our 2017 Annual Meeting will serve for a term of three years and until the election of their respective successors and their respective successors take office.

If you properly submit your proxy and mark Withhold Authority for the election of some or all of our nominees for election as Class A directors, the proxies we have named will not vote your shares for the election of the nominee or nominees as Class A directors as to whom you have withheld authority. We will count the shares for which you have withheld authority to vote for the election of Class A directors as present at our 2017 Annual Meeting for the purposes of determining whether a quorum is present at our 2017 Annual Meeting. Because Donegal Mutual owns 72.9% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and will vote all of its shares for the election of the four nominees for Class A director we name in this proxy statement, our stockholders will elect those Class A nominees (Robert S. Bolinger, Kevin G. Burke, Patricia A. Gilmartin and Jack L. Hess) at our 2017 Annual Meeting to serve as Class A directors for a term of three years and until the election of their respective successors and their respective successors take office.

Approval, on a non-binding advisory basis, of the compensation of our named executive officers

As the DGCL permits and our by-laws provide, we utilize a plurality of the votes cast standard, and not a majority of the outstanding votes cast standard, in determining the approval, on a non-binding advisory basis, of our proposal to approve the compensation of our named executive officers. Because Donegal Mutual owns 72.9% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and because Donegal Mutual will vote all of its shares to approve, on a non-binding advisory basis, the compensation of our named executive officers, our stockholders will approve the compensation of our named executive officers at our 2017 Annual Meeting.

Determination of the frequency of our submission to our stockholders of the approval, on a non-binding advisory basis, of the compensation of our named executive officers

As the DGCL permits and our by-laws provide, we utilize a plurality of the votes cast standard, and not a majority of the outstanding votes cast standard, in determining the approval of our proposal to submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers once every three years. Because Donegal Mutual owns 72.9% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and because Donegal Mutual will vote all of its shares at our 2017 Annual Meeting to approve the determination to submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers once every three years, our stockholders will approve at our 2017 Annual Meeting our proposal to submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers once every three years.

Ratification of the Appointment by our Audit Committee of KPMG LLP to Serve as our Independent Registered Public Accounting Firm for 2017

Ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017 requires the affirmative vote of the holders of a majority of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present in person or by proxy and entitled to vote at our 2017 Annual Meeting. Because Donegal Mutual owns 72.9% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and will vote all of its shares for ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for 2017, our stockholders will approve at our 2017 Annual Meeting the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for 2017 at our 2017 Annual Meeting.

Broker Non-Votes

Broker non-votes are shares brokers or nominees hold of record in their name for which such brokers or nominees do not have discretionary voting power on the item to be voted upon and may not vote on the item because the broker or nominee has not received voting instructions from the beneficial owner of those shares. Broker non-votes, if any, will not affect the presence of a quorum at our 2017 Annual Meeting, other than being treated as votes present, or affect the outcome of any matter we submit to a vote of our stockholders at our 2017 Annual Meeting.

What are the voting rights of our stockholders?

At the close of business on March 3, 2017, we had outstanding:

•

21,545,628 shares of our Class A common stock, each share of which entitles its holder to cast one-tenth of a vote per share with respect to each matter we submit to a vote of our stockholders at our 2017 Annual Meeting; and

•

5,576,775 shares of our Class B common stock, each share of which entitles its holder to cast one vote per share with respect to each matter we submit to a vote of our stockholders at our 2017 Annual Meeting.

In summary:

•

the holders of record of all of our outstanding shares of Class A common stock have the right to cast a total of 2,154,562 votes on each matter we submit to a vote of our stockholders at our 2017 Annual Meeting;

•

the holders of record of all of our outstanding shares of Class B common stock have the right to cast a total of 5,576,775 votes on each matter we submit to a vote of our stockholders at our 2017 Annual Meeting; and

•

the holders of record of all of our outstanding shares of Class A common stock and the holders of record of all of our outstanding shares of Class B common stock voting together as a single class have the right to cast a total of 7,731,337 votes on each matter we submit to a vote of our stockholders at our 2017 Annual Meeting.

At the close of business on March 3, 2017, Donegal Mutual owned of record and beneficially 9,851,025 shares, or 45.7%, of our outstanding Class A common stock, and 4,647,339 shares, or 83.3%, of our outstanding Class B common stock. Donegal Mutual therefore has the right to cast votes that constitute 72.9% of the combined voting power at our 2017 Annual Meeting on each matter we submit to a vote of our stockholders at our 2017 Annual Meeting.

Donegal Mutual has advised us that it will vote all of its shares of our Class A common stock and all of its shares of our Class B common stock at our 2017 Annual Meeting as follows:

•

for the election of Robert S. Bolinger, Kevin G. Burke, Patricia A. Gilmartin and Jack L. Hess to serve as Class A directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	for the approval, on a non-binding advisory basis, of the compensation of our named executive officers;

•	for the approval of our submission to our stockholders of the approval, on a non-binding advisory basis, of the compensation of our named executive officers once every three years; and

•	for the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

As a result, based on the information Donegal Mutual furnished to us as to how Donegal Mutual will vote its shares at our 2017 Annual Meeting and because the shares Donegal Mutual owns constitute 72.9% of the combined voting power that all of our stockholders may cast at our 2017 Annual Meeting, we anticipate our stockholders will, at our 2017 Annual Meeting:

•

elect Robert S. Bolinger, Kevin G. Burke, Patricia A. Gilmartin and Jack L. Hess to serve as Class A directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	approve, on a non-binding advisory basis, the compensation of our named executive officers;

•	approve our submission to our stockholders of the approval, on a non-binding advisory basis, of the compensation of our named executive officers once every three years; and

•	ratify the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

How do you vote the DGI shares you own that are registered in your name?

If the certified list our transfer agent prepared of the holders of our Class A common stock and the holders of our Class B common stock as of the record date includes your name, you are a stockholder of record and you may attend our 2017 Annual Meeting and vote in person or by proxy on the items of stockholder business we submit to a vote of our stockholders at our 2017 Annual Meeting. If you prefer, you may vote your proxy by mail, telephone or via the Internet by following the instructions we include on the proxy card we sent to you along with this proxy statement and our 2016 Annual Report. The proxies our board of directors has appointed will vote your shares as you direct on any proxy card you return by mail, by telephone or via the Internet. The deadline for stockholders of record to vote at our 2017 Annual Meeting by telephone or via the Internet is 11:59 p.m., local time, on April 19, 2017. The deadline for our receipt of proxies submitted by mail or by express delivery services for voting at our 2017 Annual Meeting is 3:00 p.m., local time, on April 19, 2017.

You may vote by proxy by using one of the following three methods:

Vote by telephone – use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you call. When requested, enter the control numbers your proxy card lists and then follow the prompts. The telephone number is 1-800-690-6903.

Vote by mail – mark, sign and date the proxy card we have mailed to you and return it in the postage-prepaid envelope we mailed to you along with our proxy solicitation materials for our 2017 Annual Meeting.

Vote via the Internet – use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card available when you access the website. When requested, enter the control number your proxy card lists and then create and submit your ballot over the Internet. The website address for voting via the Internet is www.proxyvote.com.

If a broker, bank or other fiduciary or representative is the holder of record of your shares, see “How do you vote the DGI shares you own beneficially that are registered in the name of another person?” below.

How do you vote the DGI shares you own beneficially that are registered in the name of another person?

If you are not a stockholder of record, but you are a “beneficial owner” of our Class A common stock or our Class B common stock at the close of business on March 3, 2017, which means that the list of our stockholders of record at the close of business on March 3, 2017 our transfer agent prepared does not include your name but instead the name of the bank, broker or other fiduciary or representative who is the holder of record of your shares, you must either direct the holder of record of your shares to vote your shares on your behalf on the items of stockholder business upon which our stockholders will vote at our 2017 Annual Meeting or you must obtain a form of proxy from your holder of record that you may then vote as if you were the holder of record. Your broker does not have the discretion to vote your shares on:

•	the election of four Class A directors;

•	the approval, on a non-binding advisory basis, of the compensation of our named executive officers; or

•	the determination of the frequency on which we submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

Your broker, however, does have the discretion to vote your shares on routine matters at our 2017 Annual Meeting. The stockholder ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017 is a routine matter as to which your broker may exercise discretionary voting power.

If you are a “beneficial owner” of our Class A common stock or our Class B common stock and desire to attend our 2017 Annual Meeting and vote the shares you beneficially own at our 2017 Annual Meeting in person, you must obtain a proxy from your holder of record that you may vote as if you were the holder of record and not direct your holder of record how to vote. Your holder of record is generally the bank, broker or other fiduciary or representative who holds your shares in its name on your behalf.

How does our board of directors recommend our stockholders vote at our 2017 Annual Meeting?

Our board of directors unanimously recommends that each of our stockholders complete such stockholder’s proxy and vote as follows:

•

For the election of Robert S. Bolinger, Kevin G. Burke, Patricia A. Gilmartin and Jack L. Hess to serve as Class A directors, each for a term of three years and until the election of their respective successors and their respective successors take office;

•	For the approval, on a non-binding advisory basis, of the compensation of our named executive officers;

•	For three years as the frequency of our submission to our stockholders of the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

•	For the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

Unless you mark your proxy card to the contrary, the proxies our board of directors has appointed will vote your shares represented by a duly completed proxy for:

•	the election of the four nominees for Class A directors we name in this proxy statement;

•	the approval, on a non-binding advisory basis, of the compensation of our named executive officers;

•	the approval of our determination to submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers once every three years; and

•	the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

May you change your vote after you have voted by proxy but before the commencement of voting at our 2017 Annual Meeting?

Yes. You may revoke your proxy at any time prior to the time when the proxies our board of directors appointed have completed their collection of ballots during our 2017 Annual Meeting. If you are a stockholder of record, you may revoke your proxy by timely:

•	submitting to our chief financial officer a notice of revocation of your proxy by telephone, via the Internet or by mail;

•	returning a second proxy dated later than the date of your first proxy by telephone, via the Internet or by mail; or

•	voting in person at our 2017 Annual Meeting.

However, if you attend our 2017 Annual Meeting in person and do not submit a ballot at our 2017 Annual Meeting, our proxies will vote the proxy you most recently submitted to them in accordance with the instructions you provided on that most recently submitted proxy.

If a bank, broker, nominee, other fiduciary or representative or other person is the holder of record of the shares you own, you will need to follow the instructions of the bank, broker, nominee, other fiduciary or representative or other holder of record as to how you may revoke your proxy.

If you have any questions about our 2017 Annual Meeting or voting your shares, please call Jeffrey D. Miller, our executive vice president and chief financial officer, at 1-800-877-0600 or e-mail Mr. Miller at jeffmiller@donegalgroup.com.

CERTAIN BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK

AND OUR CLASS B COMMON STOCK

Beneficial Owners of 5% or More of our Class A Common Stock or our Class B Common Stock

The table below lists each person whom we believe beneficially owned 5% or more of the outstanding shares of our Class A common stock (NASDAQ symbol DGICA) or 5% or more of the outstanding shares of our Class B common stock (NASDAQ symbol DGICB), in each case, as of the close of business on March 3, 2017.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Owned	Shares Beneficially Owned	Percent Owned
Donegal Mutual Insurance Company 1195 River Road Marietta, PA 17547	9,851,025	45.7%	4,647,339	83.3%
Dimensional Fund Advisors LP(1) 6300 Bee Cave Road Austin, TX 78746	1,580,912	7.3%	—	—

(1)	Dimensional Fund Advisors LP reported the ownership information shown in the above table in a Schedule 13G/A it filed with the SEC on February 9, 2017. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

The Beneficial Ownership of our Stock by our Directors and Executive Officers

The following table shows the amount and the percentage of the outstanding shares of our Class A common stock and the amount and the percentage of the outstanding shares of our Class B common stock that each of our directors, each of our nominees for director, each of our named executive officers and all of our executive officers, our nominees for director and our directors as a group owned beneficially at the close of business on March 3, 2017. The total shares shown for each person includes shares the person owned jointly, in whole or in part, with the person’s spouse, or owned individually by the person’s spouse and shares purchasable upon the exercise of stock options that were exercisable as of March 3, 2017 or that become exercisable within 60 days after March 3, 2017. The ownership of each director, nominee for director and executive officer is less than 1% unless the table below indicates otherwise.

	Class A Common Stock		Class B Common Stock
Name of Individual or Identity of Group(1)	Shares Beneficially Owned	Percent Owned	Shares Beneficially Owned	Percent Owned
Directors and Nominees for Director:
Scott A. Berlucchi	44,655	—	—	—
Robert S. Bolinger	49,110	—	1,450	—
Kevin G. Burke	247,354	1.1%	—	—
Patricia A. Gilmartin	36,729	—	—	—
Jack L. Hess	62,713	—	—	—
Barry C. Huber	15,901	—	—	—
Kevin M. Kraft, Sr.	48,736	—	—	—
Jon M. Mahan	45,988	—	—	—
S. Trezevant Moore, Jr.	54,655	—	1,000	—
Donald H. Nikolaus(2)	1,112,215	5.0	186,540	3.3%
Richard D. Wampler, II	47,102	—	—	—
Executive Officers:
Cyril J. Greenya	243,899	1.1	820	—
Jeffrey D. Miller	278,052	1.3	584	—
Sanjay Pandey	167,577	—	—	—
Robert G. Shenk	279,238	1.3	—	—
Daniel J. Wagner	304,108	1.4	166	—

All directors and executive officers as a group (16 persons)	3,038,032	12.7%	190,560	3.4%

(1)	Each director we name above holds currently exercisable stock options to purchase 40,500 shares of our Class A common stock with the exception of the following directors:

•	Mr. Nikolaus holds currently exercisable stock options to purchase 625,000 shares of our Class A common stock;

•	Mr. Burke holds currently exercisable stock options to purchase 243,333 shares of our Class A common stock;

•	Ms. Gilmartin holds currently exercisable stock options to purchase 28,500 shares of our Class A common stock; and

•	Mr. Huber holds currently exercisable stock options to purchase 10,534 shares of our Class A common stock.

The named executive officers listed below hold stock options to purchase shares of our Class A common stock included in the table above as follows:

Mr. Greenya	-	236,666 shares;
Mr. Miller	-	241,666 shares;
Mr. Pandey	-	163,333 shares;
Mr. Shenk	-	236,666 shares; and
Mr. Wagner	-	236,666 shares.

(2)	Includes 166,369 shares of our Class A common stock and 3,938 shares of our Class B common stock that a Nikolaus family foundation of which Mr. Nikolaus is a trustee owned at the close of business on March 3, 2017.

Section 16(a) Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that each of our directors, each of our executive officers and any person who owns 10% or more of the outstanding shares of our Class A common stock or 10% or more of the outstanding shares of our Class B common stock file with the SEC initial reports of their ownership of 10% or more of our Class A common stock or 10% or more of our Class B common stock as well as reports of subsequent changes in that ownership. Such persons must also furnish us with copies of all reports they file with the SEC pursuant to Section 16(a). As a practical matter, we assist our executive officers and directors in completing these filings on a timely basis by monitoring such transactions and completing and filing such SEC reports on behalf of such of those persons who request us to do so.

Based solely upon our review of the Section 16(a) filings our executive officers and directors made with the SEC during 2016 and written representations we received with respect to 2016 from our directors and executive officers, we believe that during 2016 all of our directors and executive officers filed all required Section 16(a) reports on a timely basis, except that one director, Jack L. Hess, has informed us that he did not timely report his acquisition in 2011 of the right to receive 171 shares of our Class A common stock as a result of the May 6, 2011 merger of Union National Financial Corporation (“UNNF”) with and into DFSC. In that merger, each share of common stock of UNNF automatically became by operation of law the right to receive 0.2134 shares of our Class A common stock and $5.45 in cash. Due to an administrative oversight by the independent exchange agent UNNF utilized in the merger, the 171 shares of our Class A common stock that Mr. Hess became entitled to receive as a result of the May 2011 merger were not issued to him until January 5, 2017. Mr. Hess promptly thereafter reported his acquisition of the 171 shares of our Class A common stock.

THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI

Introduction

Donegal Mutual and DGI’s insurance subsidiaries conduct business together as the Donegal Insurance Group in 21 Mid-Atlantic, Midwestern, New England and Southern states. During 2016, A.M. Best Company reported that the Donegal Insurance Group ranked as the 86th largest property and casualty insurance group in the United States based on its net premiums written in 2015. A.M. Best Company has assigned its rating of A (Excellent) to the Donegal Insurance Group. The Donegal Insurance Group has received an A.M. Best rating of A (Excellent) for the last 24 successive years.

Our Relationship with Donegal Mutual

In the mid-1980s, Donegal Mutual recognized the desirability, as a mutual insurance company, of developing additional sources of capital and surplus so it could remain competitive and have the surplus to expand its business and ensure its long-term viability. Donegal Mutual determined to implement a downstream holding company structure as one of its business strategies. Accordingly, in 1986, Donegal Mutual formed us as a downstream holding company. Initially, Donegal Mutual owned all of our outstanding common stock. After Donegal Mutual formed us, we in turn formed Atlantic States as our wholly owned property and casualty insurance company subsidiary.

In connection with the establishment of Atlantic States and our downstream insurance holding company system, Donegal Mutual and Atlantic States entered into a proportional reinsurance agreement, or pooling agreement, that became effective October 1, 1986. Under the pooling agreement, Donegal Mutual and Atlantic States pool substantially all of their respective premiums, losses and loss expenses. The underwriting pool homogenizes the risk characteristics of business Donegal Mutual and Atlantic States write directly. Atlantic States receives an allocation of 80% from the underwriting pool and Donegal Mutual receives an allocation of 20%. We do not anticipate any change in the allocation of the underwriting pool between Donegal Mutual and Atlantic States in the future. The business Atlantic States derives from the underwriting pool represents a significant percentage of our total consolidated revenues. However, the percentage of our total consolidated revenues we derive from the underwriting pool has gradually decreased as we have acquired other property and casualty insurance companies that do not participate in the underwriting pool.

Donegal Mutual and our insurance subsidiaries conduct business together as the Donegal Insurance Group, while each entity retains its separate legal and corporate existence. As the Donegal Insurance Group, Donegal Mutual and our insurance subsidiaries share a combined business plan to enhance market penetration and underwriting profitability. As such, Donegal Mutual and our insurance subsidiaries share the same business philosophies, the same management, the same employees and the same facilities and offer the same types of insurance products.

The products Donegal Mutual and our insurance subsidiaries offer are generally complementary, which permits the Donegal Insurance Group to offer a broad range of products in a given market and to expand the Donegal Insurance Group’s ability to service an entire personal lines or commercial lines account. Distinctions within the products Donegal Mutual and our insurance subsidiaries offer generally relate to specific risk profiles within similar classes of business, such as preferred tier products versus standard tier products. Donegal Mutual and we do not allocate all of the standard risk gradients to one company. As a result, the underwriting results of the business the individual companies write directly will vary.

Certain of our insurance subsidiaries paid a total of $13.0 million in dividends to us during 2016. These dividends are one of the sources of the funds we utilized to pay quarterly cash dividends to our stockholders. We paid $14.1 million in dividends to our stockholders in 2016, of which Donegal Mutual received $7.6 million based on its ownership of shares of our Class A common stock and shares of our Class B common stock on the respective record dates for the dividends we paid during 2016.

Our Capital Structure

We have two outstanding classes of common stock, our Class A common stock and our Class B common stock.

Our Class A common stock has one-tenth of a vote per share and our Class B common stock has one vote per share. The relative voting power and equity interest of all of the stockholders of DGI at the time of our recapitalization remained constant.

The principal benefit to us from our two-class capital structure is our ability to issue our Class A common stock or securities convertible into or exchangeable for our Class A common stock for financing, acquisition and compensation purposes without materially adversely affecting the relative voting power of any of our stockholders, including Donegal Mutual.

Every holder of our Class A common stock and every holder of our Class B common stock who owns shares of our Class A common stock or our Class B common stock has purchased our Class A common stock or our Class B common stock with the prior knowledge and consistent disclosure by us that Donegal Mutual has, since our formation in 1986, held majority voting control of us and intends to maintain that majority control for the long-term future. Our board of directors believes that Donegal Mutual’s majority voting control of us is in our long-term best interests and the long-term best interests of Donegal Mutual.

As a result of a review that occurred in March 2017, both our board of directors and Donegal Mutual’s board of directors reaffirmed their respective belief that the Donegal Mutual-DGI structure and the inter-company relationships between Donegal Mutual and DGI and its insurance subsidiaries we describe in this proxy statement continue to be appropriate for the respective businesses and operations of Donegal Mutual and of DGI and our insurance subsidiaries. Our board of directors reaffirmed in March 2017 that preservation of the relationship between Donegal Mutual and us and our status as a public company of which Donegal Mutual owns 72.9% of the combined voting power of our Class A common stock and our Class B common stock is in the best interests of all of the constituencies that we and Donegal Mutual serve, including:

•	our stockholders;

•	the policyholders of our insurance subsidiaries and the policyholders of Donegal Mutual;

•	Donegal Mutual’s employees who provide services to us and our insurance subsidiaries;

•	the independent insurance agents who represent Donegal Mutual and our insurance subsidiaries; and

•	the local communities in which Donegal Mutual, we and our insurance subsidiaries maintain offices.

We believe our relationships with Donegal Mutual we describe in this proxy statement provide the Donegal Insurance Group with a number of important business benefits, including the following:

•	facilitating the stable management, consistent underwriting discipline, external growth and long-term profitability of the Donegal Insurance Group;

•	creating operational and expense synergies given the combined resources and operating efficiencies of the member companies of the Donegal Insurance Group;

•

providing Donegal Mutual and Atlantic States with a significantly larger underwriting capacity than either company could achieve independently because of the underwriting pool Donegal Mutual and Atlantic States have maintained since 1986;

•

enhancing our opportunities to expand by acquisition because of the ability of Donegal Mutual to acquire control of other mutual insurance companies, implement more cost-effective external reinsurance because of our significantly greater size and provide additional experienced management and, thereafter, demutualize those companies and then sell them to us at a fair price or reinsure substantially all of their insurance business and place such reinsured business in the underwriting pool; and

•

producing more uniform and stable underwriting results for the Donegal Insurance Group than any of the individual member companies could achieve without the relationships we describe in this proxy statement between Donegal Mutual and our insurance subsidiaries.

We refer our stockholders to our Form 10-K Report for our fiscal year ended December 31, 2016 for further information about our business strategies and our relationship with Donegal Mutual.

Our Strategy to Maximize Stockholder Value

A fundamental goal of our board of directors and management is to maximize stockholder value over the long-term. We conduct our operations with this fundamental goal in mind. Our business strategies seek to maximize stockholder value by improving operating efficiencies as well as pursuing internal and external growth in order to enhance the long-term, cost-effectiveness and operating profits of our businesses. Our board of directors and management regularly evaluate our business strategies and concentrate on improving our long-term, sustainable earnings. We focus on:

•

generating sustainable underwriting profitability by carefully selecting product lines, evaluating individual risks based on historic results, minimizing our exposure to catastrophe-prone areas, analyzing the cost and availability of external reinsurance as well as the levels at which we purchase external reinsurance for the member companies of the Donegal Insurance Group and evaluating claims history on a regular basis to ensure the adequacy of our underwriting guidelines and product pricing;

•

pursuing profitable growth by organic expansion within the traditional operating territories of our insurance subsidiaries through developing, maintaining and expanding quality independent insurance agency representation;

•

seeking to acquire property and casualty insurance companies or blocks of existing in-force insurance policies that augment the organic growth of our insurance subsidiaries in existing markets and expand our business into adjacent geographic regions;

•

enhancing the profitability of our insurance subsidiaries through expense reductions and the utilization of state-of-the-art technology to increase operating efficiency and effective electronic communication with our agents, policyholders and potential policyholders;

•	providing responsive and friendly customer and agent service to enable our insurance subsidiaries to attract new policyholders and retain existing policyholders; and

•

maintaining premium rate adequacy to enhance the underwriting profitability of our insurance subsidiaries, while maintaining high levels of retention for their existing books of business, and, at the same time, enhancing their ability to write new business.

The Coordinating Committee

Donegal Mutual and we maintain a coordinating committee that consists of two members of our board of directors, neither of whom is a member of Donegal Mutual’s board of directors, and two members of Donegal Mutual’s board of directors, neither of whom is a member of our board of directors. The purpose of the coordinating committee is to maintain a process for an ongoing evaluation of the fairness of the terms of all transactions between Donegal Mutual and its policyholders, on the one hand, and our insurance subsidiaries, us and our stockholders, on the other hand.

Any change to an agreement between Donegal Mutual, on the one hand, and us or any of our insurance subsidiaries, on the other hand, or any new agreement between Donegal Mutual, on the one hand, and us or any of our insurance subsidiaries, on the other hand, is also subject to the applicable provisions of the Pennsylvania Insurance Company Law of 1921, as amended, and the PHCA, as well as the laws of the other states of domicile of our insurance subsidiaries.

The coordinating committee will only approve a new agreement between Donegal Mutual and us or Donegal Mutual and one or more of our insurance subsidiaries or a change in an existing agreement between Donegal Mutual and us or Donegal Mutual and one or more of our insurance subsidiaries if:

•	both of our members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to us and in the best interests of our stockholders; and

•

both of Donegal Mutual’s members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to Donegal Mutual and in the best interests of Donegal Mutual’s policyholders.

After the coordinating committee approves the new agreement or the change in an existing agreement, our board of directors and Donegal Mutual’s board of directors must each approve the new agreement or the change in an existing agreement.

The coordinating committee meets annually during the first two months of each year to review each continuing agreement and each on-going transaction between Donegal Mutual and us or one or more of our insurance subsidiaries, including the various reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The purpose of this annual review is to examine the results of these reinsurance agreements over a period of several years and to determine if the results of the existing agreements between Donegal Mutual and us and our insurance subsidiaries over an extended time period remain fair and equitable to us and our stockholders and fair and equitable to Donegal Mutual and its policyholders or if Donegal Mutual or if we should mutually agree to certain adjustments. In the case of these agreements, the adjustments typically consist of adjustments to the reinsurance premiums, the level at which the reinsurance attaches and the reinsurance reinstatement premiums. The intent of any changes is to achieve relative parity between Donegal Mutual, on the one hand, and us or one or more of our insurance subsidiaries, on the other hand, over a period of several years. These agreements are ongoing in nature and will continue in effect throughout 2017 in the ordinary course of our business and the business of our insurance subsidiaries and in the ordinary course of the business of Donegal Mutual.

Robert S. Bolinger and Richard D. Wampler, II are our members of the coordinating committee. Certain biographical information about Messrs. Bolinger and Wampler appears later in this proxy statement under the caption “Election of Directors.” Dennis J. Bixenman and John E. Hiestand serve as Donegal Mutual’s members of the coordinating committee. Certain biographical information about Messrs. Bixenman and Hiestand is as follows:

Mr. Bixenman, age 70, has been a director of Donegal Mutual since 2008. Mr. Bixenman retired in 2012 as vice president and senior consultant of Williams & Company Consulting, Inc., an environmental and business consulting firm with its headquarters in Sioux City, Iowa. Mr. Bixenman is a certified public accountant with extensive experience in auditing and preparing financial statements. Mr. Bixenman beneficially owns 47,555 shares of our Class A common stock. He owns no shares of our Class B common stock. As director compensation in 2016, Donegal Mutual paid Mr. Bixenman cash fees of $69,300 and granted him a restricted stock award of 500 shares of our Class A common stock with a value at the time of issuance in January 2016 of $7,040. Mr. Bixenman received $500 in cash fees as compensation from Donegal Mutual for the meeting of the coordinating committee he attended as one of Donegal Mutual’s members on the coordinating committee during 2016.

Mr. Hiestand, age 79, has been a director of Donegal Mutual since 1983 and has been a self-employed provider of insurance administrative services for over 20 years. Mr. Hiestand served as a director of Central Savings and Loan Association in Columbia, Pennsylvania from 1982 to 1992. Mr. Hiestand beneficially owns 37,080 shares of our Class A common stock. He owns 157 shares of our Class B common stock. As director compensation in 2016, Donegal Mutual paid Mr. Hiestand cash fees of $67,400 and granted him a restricted stock award of 500 shares of our Class A common stock with a value at the time of issuance in January 2016 of $7,040. Mr. Hiestand received $500 in cash fees as compensation from Donegal Mutual for the meeting of the coordinating committee he attended as one of Donegal Mutual’s members on the coordinating committee during 2016.

Inter-Company Transactions

Donegal Mutual provides facilities, personnel and other services to us and our insurance subsidiaries pursuant to a service agreement that has been in effect since 1986. Donegal Mutual allocates certain related expenses to Atlantic States in accordance with the relative participation of Donegal Mutual and Atlantic States in the underwriting pool. Our insurance subsidiaries other than Atlantic States reimburse Donegal Mutual for those services for their respective personnel costs and bear their proportionate share of information services costs based on their written insurance premiums compared to the total written insurance premiums of the Donegal Insurance Group. Donegal Mutual’s charges for these services totaled $122.4 million in 2016, compared to $108.5 million in 2015.

Donegal Mutual and Atlantic States may amend or terminate the pooling agreement, as we describe in an earlier portion of this proxy statement, at the end of any calendar year by mutual agreement, subject to approval by the coordinating committee and approval by the respective boards of directors of Donegal Mutual and Atlantic States. Neither our board of directors nor Donegal Mutual’s board of directors contemplates any change in the pooling agreement.

In addition to the pooling agreement, our insurance subsidiaries, in the ordinary course of their businesses, have various reinsurance agreements with Donegal Mutual that are renewed annually. The coordinating committee reviews these reinsurance agreements annually so as to achieve relative parity between Donegal Mutual and our insurance subsidiaries between the reinsurance premiums Donegal Mutual charges our insurance subsidiaries for the reinsurance and the losses Donegal Mutual incurs under the reinsurance it provides to our insurance subsidiaries over a period of several years. We believe the reinsurance arrangements between Donegal Mutual and our insurance subsidiaries are no less favorable to our insurance subsidiaries than the terms and conditions of reinsurance available to our insurance subsidiaries from independent reinsurers. These reinsurance agreements include the following reinsurance agreements:

•

Donegal Mutual and Peninsula have a quota-share reinsurance agreement under which Peninsula transfers to Donegal Mutual 100% of the premiums and losses related to the workers’ compensation product line Peninsula writes in certain states. Peninsula offers workers’ compensation insurance in those states in order to provide the Donegal Insurance Group with an additional pricing tier in those states where any one insurance company may offer only a single pricing tier for workers’ compensation insurance.

•

Donegal Mutual and MICO maintain a quota-share reinsurance agreement that transfers 25% of MICO’s business to Donegal Mutual. Because of the reinsurance pooling agreement between Donegal Mutual and Atlantic States, we receive an 80% allocation of the MICO business Donegal Mutual reinsures.

•

Donegal Mutual has a catastrophic reinsurance agreement with each of Atlantic States, Le Mars and Southern that provides coverage under any one catastrophic occurrence above a set retention, with a combined retention of $4.0 million for a catastrophic occurrence involving a combination of those companies, up to the amount Donegal Mutual and our insurance subsidiaries retain under catastrophe reinsurance agreements with unaffiliated reinsurers.

•

Donegal Mutual has a workers’ compensation excess of loss reinsurance agreement with each of Southern, Le Mars, Peninsula, Sheboygan Falls and MICO that provides coverage for any application to those subsidiaries of an annual aggregate deductible Donegal Mutual and our insurance subsidiaries retain under a workers’ compensation excess of loss reinsurance agreement with unaffiliated reinsurers.

In January 2017, the coordinating committee met and determined that the proposed terms of these reinsurance agreements for 2017 were fair and equitable to our insurance subsidiaries and our stockholders and fair and equitable to Donegal Mutual and its policyholders. Accordingly, the coordinating committee unanimously approved the continuation of the terms of such agreements and transactions, with non-material adjustments, through the next scheduled annual review during the first two months of 2018.

We refer you to Note 3 of the Notes to our Consolidated Financial Statements we include in our 2016 Annual Report for further information about the reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The intent of these catastrophe and excess of loss reinsurance agreements is to lessen the effects of a single large loss, or an accumulation of smaller losses arising from one event, to levels that are appropriate given the size, underwriting profile and surplus capacity of each of our insurance subsidiaries.

Union Community Bank

We own 48.2% and Donegal Mutual owns 51.8% of DFSC. DFSC owns Union Community Bank, or UCB, a Pennsylvania state-chartered savings bank.

Because DFSC owns UCB, Donegal Mutual and we, as the two owners of DFSC, as well as DFSC, constitute grandfathered unitary savings and loan holding companies regulated under the Home Owners’ Loan Act, or HOLA. The Board of Governors of the Federal Reserve System, or the Board, supervises and regulates grandfathered unitary savings and loan holding companies, including Donegal Mutual, DFSC and us.

No person may acquire control of a grandfathered unitary savings and loan holding company without complying with regulatory requirements under either HOLA, if the acquiror is a company, or the Change in Bank Control Act (the “CBCA”), which can apply to any kind of acquirer, including an individual. The Board regulations under the CBCA establish a rebuttable presumption of control applicable to any person who wishes to acquire more than 10% of any class of voting security of a grandfathered unitary savings and loan holding company that has a class of voting securities registered under the Exchange Act. We are such an entity.

We do not consolidate the financial statements of DFSC and its wholly owned subsidiary, UCB, with our financial statements.

At December 31, 2016, UCB had total assets of $536.2 million, total deposits of $451.2 million and total loans of $349.4 million. UCB had net income of $2.6 million for the year ended December 31, 2016, compared to net income of $2.7 million for the year ended December 31, 2015. Donegal Mutual and UCB are also parties to a customary administrative services agreement. Under this agreement, Donegal Mutual provides various services, principally internal audit, investment, information technology, administrative support, facility and equipment maintenance services and purchasing, to UCB, subject to the overall limitation that the costs Donegal Mutual charges to UCB for these services may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations the administrative services agreement specifies. Donegal Mutual and we also conduct routine banking business with UCB in the ordinary course of business of the Donegal Insurance Group.

The Risk Management Committee

The Donegal Insurance Group maintains a risk management committee that consists of 14 officers of Donegal Mutual, eight of whom are also officers of DGI. The purpose of the risk management committee is to assess and monitor the major strategic, operational, regulatory, informational and external risks that affect the business the Donegal Insurance Group transacts and the internal and external resources of the Donegal Insurance Group for assessing and controlling such risks. The Donegal Insurance Group’s risk management committee meets quarterly, and annually evaluates its performance of its responsibilities. The risk management committee submits reports to our board of directors no less frequently than quarterly.

The responsibilities of the risk management committee on behalf of the Donegal Insurance Group include:

•	evaluating the effectiveness of the Donegal Insurance Group’s assessment and management of risk;

•	developing and recommending policies and procedures relating to risk assessment, risk management and risk reporting;

•

assessing the Donegal Insurance Group’s risk management, legal compliance and risk-control activities and the adequacy of such activities in identifying, assessing and monitoring the risks that confront the Donegal Insurance Group;

•	reporting periodically to the respective boards of directors of Donegal Mutual and us; and

•	analyzing annually the committee’s performance of the responsibilities assigned to it.

CORPORATE GOVERNANCE

Our board of directors maintains corporate governance guidelines to assist the committees of our board of directors in the discharge of their respective responsibilities. Each committee of our board of directors has a written charter that sets forth the purposes, goals and responsibilities of the committee as well as the qualifications for committee membership, procedures for the appointment and replacement of committee members, committee structure and operations and committee reporting to our board of directors. Each of the committees of our board of directors, in its discretion, and at our expense, may retain other advisors, including, but not limited to, legal and financial advisors, to assist the committee in the discharge of the responsibilities of the committee as set forth in its charter. You may view the charters of our executive committee, our audit committee, our nominating committee and our compensation committee on our website at www.donegalgroup.com. The charters of the committees of our board of directors provide our stockholders with a description of the manner in which the committees of our board of directors operate.

The Composition of our Board of Directors

Our by-laws provide that the number of members of our board of directors shall not be less than seven nor more than 12. Our board of directors annually fixes the number of members of our board of directors within these limits, and may increase or decrease the size of our board of directors from time to time. For 2017, our board of directors has fixed the number of members of our board of directors at 11. Our board of directors consists of three classes, with the three-year terms of one of the classes expiring at three successive annual meetings and upon each member of the newly elected class of directors taking office.

We constitute a “controlled company” under applicable NASDAQ regulations because Donegal Mutual owns more than a majority of the aggregate voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock. As a controlled company, we are exempt from a number of NASDAQ corporate governance requirements, including the NASDAQ requirement that a majority of the members of our board of directors be independent.

The composition of our board of directors is, however, subject to the corporate governance rules of the PHCA. The PHCA requires that the board of directors of a Pennsylvania-domiciled insurance company or of a company that controls a Pennsylvania-domiciled insurance company, such as we do, maintain a committee or committees that undertake certain corporate governance responsibilities. The PHCA further requires that the members of these committees be solely directors who are not officers or employees of the Pennsylvania-domiciled insurance company or its holding company and who do not own beneficially a 10% or greater interest in the voting stock of such insurance company or its holding company. We maintain an audit committee, a compensation committee and a nominating committee whose respective memberships satisfy the requirements of the PHCA.

Pursuant to the PHCA, the committees of our board of directors must annually discharge each of the following responsibilities:

•	the recommendation of the appointment of an independent registered public accounting firm for our insurance company subsidiaries;

•	the review of the financial condition of our insurance company subsidiaries;

•	the review of the scope and results of the independent audit and any internal audit of our insurance company subsidiaries;

•	the nomination of candidates for election as our directors by our stockholders; and

•

the evaluation of the performance of the principal officers of each of our insurance company subsidiaries and the recommendation to their respective boards of directors as to the selection and compensation of their respective principal officers.

We expect our directors to attend all meetings of our board of directors, all meetings of the committees of our board of directors on which they serve and all meetings of our stockholders. We further expect our directors to devote the time necessary to fulfill their responsibilities as directors. During 2016, each of our directors attended 75% or more of the total number of meetings of our board of directors and of the meetings of the committees of our board of directors on which that director served. All of the members of our board of directors attended our 2016 annual meeting of stockholders.

The Committees of our Board of Directors

Our board of directors has delegated some of its authority to the following four committees of our board of directors:

•	the executive committee;

•	the audit committee;

•	the nominating committee; and

•	the compensation committee.

Each of the committees of our board of directors reviews its charter annually.

Our board of directors also maintains a special committee that we discuss elsewhere in this proxy statement.

The following table shows the number of meetings each committee of our board of directors, other than the special committee which did not meet during 2016, held in 2016 and the attendance of the members of those committees at the meetings of the committees on which they served. Mr. Berlucchi, Mr. Burke and Mrs. Gilmartin did not serve as a member of any of the committees of our board of directors during 2016.

	Our Board Committees
	Executive	Audit	Nominating	Compensation
Number of Meetings Held in 2016:	11	10	2	3
Number of Meetings Attended in 2016 by Members of the Committees:
Robert S. Bolinger(1)	—	10	—	—
Jack L. Hess(2)	2	10	—	3
Barry C. Huber	—	10	—	—
Kevin M. Kraft, Sr.	11	—	2	3
Jon M. Mahan	—	10	2	—
S. Trezevant Moore, Jr.(3)	—	—	—	1
Donald H. Nikolaus	11	—	—	—
Richard D. Wampler, II	—	10	2	3

(1)	Mr. Bolinger was appointed to the Nominating Committee on October 20, 2016.
(2)	Mr. Hess was appointed to the Executive Committee on October 20, 2016.
(3)	Mr. Moore was appointed to the Compensation Committee on October 20, 2016.

The Executive Committee

Members: Messrs. Hess, Kraft (Chairman) and Nikolaus. The executive committee has the authority to take all actions that our full board of directors can take, consistent with the DGCL, our certificate of incorporation and our by-laws, between meetings of our board of directors.

The responsibilities of the executive committee include:

•	exercising all powers and authority of our board of directors between meetings of our board of directors to the extent consistent with the DGCL and our corporate governance guidelines;

•	consulting with and advising our management on our general business, operational, administrative and legal affairs;

•	consulting with and advising our management on the development of our policies;

•	analyzing other matters that our management may bring to the executive committee for consideration from time to time; and

•	performing such other functions as our board of directors may specifically delegate to the executive committee from time to time.

The Audit Committee

Members: Messrs. Bolinger, Hess, Huber, Mahan and Wampler (Chairman). Each member of the audit committee satisfies the independence requirements of the SEC and the PHCA and is in compliance with applicable provisions of the PHCA and the Sarbanes-Oxley Act of 2002. Each of Messrs. Hess, Huber and Wampler is a certified public accountant and each constitutes a designated financial expert member of our audit committee.

The responsibilities of the audit committee include:

•	the annual appointment of our independent registered public accounting firm;

•	the on-going review of the scope and results of the audit of our financial statements by our independent registered public accounting firm and the internal audits our staff conducts;

•	the review of all of the periodic reports we file with the SEC and press releases before the filing of the SEC reports or the publication of the press releases;

•

the annual review of all related person transactions to which we are one of the parties other than those transactions between Donegal Mutual and us or one or more of our insurance subsidiaries that are subject to review by our coordinating committee; and

•	the regular review of the adequacy of our financial and operating internal controls.

The Nominating Committee

Members: Messrs. Bolinger, Kraft, Mahan (Chairman) and Wampler.

The responsibilities of the nominating committee include:

•	the identification of individuals the nominating committee believes have the necessary qualifications to serve as members of our board of directors;

•	the recommendation of nominees to stand for election to our board of directors;

•	the consideration of candidates nominated by stockholders other than Donegal Mutual to stand for election to our board of directors;

•	the evaluation of the self-evaluations each of the committees of our board of directors submits to us annually; and

•	the provision to our board of directors of the nominating committee’s annual evaluation of its performance during the preceding year.

The Compensation Committee

Members: Messrs. Hess (Chairman), Kraft, Moore and Wampler. Our compensation committee and the compensation committee of Donegal Mutual meet jointly from time to time. The members of the Donegal

Mutual compensation committee, as of the date of this proxy statement, are Messrs. Berlucchi (Chairman), Michael K. Callahan, Hess and Kraft. Following these joint meetings, our compensation committee meets and makes compensation determinations with respect to the compensation of our named executive officers and our other officers and senior employees.

The responsibilities of our compensation committee include:

•	the annual review of the compensation of all of our salaried employees;

•	the annual review of the compensation of our executive officers, including our named executive officers;

•	the recommendation to our board of directors from time to time as to grants of stock awards to our employees and directors; and

•	the oversight of the employee benefit plans Donegal Mutual and we maintain.

See “Executive Compensation Discussion and Analysis” for further information.

The Coordinating Committee

We refer you to “The Relationship of Donegal Mutual and DGI – The Coordinating Committee” for information as to the responsibilities of the coordinating committee and the identity of its members.

The Special Committee

Members: Bolinger, Huber, Mahan (Chairman), Moore and Wampler. None of the members of the special committee serves as a director of Donegal Mutual. The special committee operates under a charter our board of directors established, and, from time to time, reviews stockholder proposals and evaluates other matters from the perspective of our stockholders other than Donegal Mutual. The special committee did not meet during 2016.

The charter of the special committee provides for the following principal responsibilities of the special committee:

•	evaluate the merits and conditions of stockholder proposals;

•	evaluate the advisability of recommending to our board of directors acceptance or rejection of stockholder proposals;

•

present to our board of directors the results of the committee’s evaluation of stockholder proposals and its recommendations, including the reasons for its recommendations, with respect to such stockholder proposals; and

•	undertake such other responsibilities as our board of directors may assign from time to time to the special committee and report to our board of directors with respect to any such other matter.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a former or current officer of Donegal Mutual or us, nor does any member of our compensation committee have any other interlocking relationships, as current SEC rules and regulations define such terms.

Related Person Transactions

We have a written related person policy that governs our audit committee’s review and approval or ratification of transactions between us, on the one hand, and a related person, on the other hand. The definition of “related person” under applicable SEC regulations includes our directors, our executive officers, holders of 5% or more of the outstanding shares of our Class A common stock, holders of 5% or more of the outstanding shares of our Class B common stock and each of the immediate family members of each of those persons. SEC rules and regulations require that we disclose specified information reporting related person transactions that involve in excess of $120,000 in our annual proxy statements and certain other filings we submit to the SEC.

Our policy applies, in our case, to all transactions with related parties with the exception of those transactions between Donegal Mutual and us or one or more of our insurance subsidiaries because those transactions require the prior approval of our coordinating committee. See “The Relationship of Donegal Mutual and DGI – The Coordinating Committee” elsewhere in this proxy statement.

Our related person policy establishes procedures for our audit committee’s prior review of proposed transactions between us and a related person because we recognize that related person transactions can suggest a heightened risk of a potential conflict of interest and could create the appearance of potential impropriety. Our policy requires that the audit committee review all proposed related person transactions and determine whether or not to approve the related person transaction. Our audit committee must first approve a related person transaction before we can agree to the related person transaction. In addition, if the related person transaction continues in effect for more than one year, our audit committee must annually approve the continuation of that transaction.

Donald H. Nikolaus, our chairman of the board and a member of our board of directors and who is also the president and a director of Donegal Mutual, is a partner in the law firm of Nikolaus & Hohenadel. Such firm has served as general counsel to Donegal Mutual since 1972 and as our general counsel since 1986, principally in connection with the defense of insurance claims litigation arising in Lancaster, Dauphin and York counties of Pennsylvania. We pay such firm its customary fees for its services. The Donegal Insurance Group paid Nikolaus & Hohenadel legal fees of $458,685 in 2015 and $430,745 in 2016.

Frederick W. Dreher, a director of Donegal Mutual since December 1996, was a partner in the law firm of Duane Morris LLP from 1970 to 2016 and is now of counsel to that firm. Since 1986, Duane Morris LLP has represented us, our insurance subsidiaries, Donegal Mutual, DFSC and UCB in certain legal matters. We pay Duane Morris LLP its customary fees for its services. The Donegal Insurance Group and DFSC paid Duane Morris LLP legal fees of $893,985 in 2015 and $699,330 in 2016.

Donegal Mutual and we conduct routine banking transactions with UCB in the ordinary course of our business and on terms and conditions no more favorable to Donegal Mutual or us than the terms and conditions on which UCB offers its banking services to independent third parties. Donegal Mutual and UCB are also parties to a customary administrative services agreement pursuant to which UCB reimburses Donegal Mutual for its costs in providing certain administrative services to UCB.

Our Code of Business Conduct and Ethics and our Internal Audit Department

We follow our code of business conduct and ethics in conducting business with third parties because we believe it is important that we conduct our business with integrity and with the trust of the people with whom we do business. Our code of business conduct and ethics provides guidance to our directors, employees, including our named executive officers, and the independent agents who represent Donegal Mutual and our insurance subsidiaries as they deal with the legal and ethical issues that arise in our business dealings with others. You may view our code of business conduct and ethics on our website at www.donegalgroup.com.

We also maintain an internal audit department that evaluates our business and financial processes, our management of risk and the efficacy of our financial controls. Our director of internal audit reports no less frequently than quarterly to the audit committee of our board of directors.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2016 Performance Review

The following table depicts our total revenues and our net income for the year ended December 31, 2016 and the prices of our Class A common stock and our Class B common stock at December 31, 2016 compared to the same data at December 31, 2015.

	At or For the Year Ended December 31,
	2016	2015	Increase/ Decrease
Total revenues	$688.4 million	$636.4 million	8.2%
Net income	30.8 million	21.0 million	46.7
Class A common stock price	17.48	14.08	24.1
Class B common stock price	15.90	16.52	-3.8

Stock Option Grants

On December 15, 2016, we granted stock options to a number of employees of Donegal Mutual and our affiliates, including our named executive officers, and we also granted stock options to our directors and the directors of Donegal Mutual and our affiliates. We granted each of our directors, other than Messrs. Burke and Nikolaus, an option to purchase 6,000 shares of our Class A common stock exercisable for five years that vests in three equal annual cumulative installments commencing on July 1, 2017. Each stock option is exercisable at a price of $16.48 per share, which price represented the closing price of our Class A common stock on the day before the date of grant:

Name of Grantee	Number of Shares Purchasable
Kevin G. Burke	45,000
Jeffrey D. Miller	40,000
Donald H. Nikolaus	75,000
Each other named executive officer	35,000

Our Compensation Process

In assessing the performance of our named executive officers in light of the objectives our board of directors establishes, our compensation committee reviews specific achievements associated with each named executive officer’s attainment of those objectives, the degree of difficulty in achieving those objectives and the extent to which significant unforeseen obstacles or unfavorable circumstances adversely affected their performance. As part of its oversight of the compensation of our named executive officers, the compensation committee recommended increases in the base salaries of our named executive officers for 2016 that averaged 8.1%, which our compensation committee considered reasonable based on publicly available information from eight insurance companies we informally consider our peer group. The names of those insurance companies are: Cincinnati Financial Corporation, EMC Insurance Group, Inc., The Hanover Insurance Group, Inc., Horace Mann Educators Corporation, RLI Corp., Selective Insurance Group, Inc., State Auto Financial Corporation and United Fire Group, Inc..

Summary of the 2016 Compensation of our Named Executive Officers

The compensation of our named executive officers in 2016 consisted of three principal elements:

•	a base salary paid bi-weekly in cash;

•	an incentive bonus paid in cash following the determination of our underwriting profit for our immediately preceding completed fiscal year; and

•	long-term incentive compensation in the form of stock options that we granted in December.

We paid aggregate incentive bonuses of $1.6 million to our named executive officers in respect of 2016 compared to aggregate incentive bonuses of $1.4 million in respect of 2015. The increase in bonuses paid to our named executive officers in 2016 reflects the fact that our results of operations for 2016 were substantially more favorable than our results of operations for 2015. Our named executive officers also participate in our 401(k) plan to which we make contributions on a formula basis. Our named executive officers also receive the health and other insurance benefits we make available to all of our full-time employees.

2016 Total Direct Compensation of our Named Executive Officers

Annual Compensation	Key Factors	Purpose	2016 Actions
Base Salary	Compensation committee reviews and recommends adjustments to base salary annually based on performance and prevailing salaries within our peer group	Provides fixed amount of cash on which named executive officers may rely	Cash increase for 2016 of an average of 8.1% to reflect salary increases within our peer group
Annual Incentive Plan (Cash Incentive Award)

Compensation committee determines funding level on a formula basis tied to our underwriting results for the year

Chairman of the Board recommends the allocation of the bonus pool among our named executive officers based on performance against key business priorities and performance of their respective business units

		Motivates named executive officers to achieve individual performance goals Reinforces pay for performance Focuses entire organization on achieving key business objectives	We paid bonuses for 2016 pursuant to a formula based on our underwriting profit
Long-Term Incentive Compensation	Stock options that vest in three equal annual installments

Stock options support our growth, provide a link between the compensation of our named executive officers and our stock performance and also serve as a retention device

Supports pay for performance because options have substantial value only if our Class A stock price increases by a substantial amount over the exercise price of the option to purchase Class A shares

Stock options granted in 2016 that are exercisable at $16.48 per share and vest in three equal annual installments commencing on July 1, 2017

We believe our 2016 compensation for our officers, including our named executive officers, is fair and reasonable. We implemented our compensation programs to balance risk and reward in our overall business strategy. Our compensation programs tie a significant percentage of the total compensation of our officers, including our named executive officers, directly to our objective of attaining an underwriting profit each year. Accordingly, we base our annual incentive compensation awards on our underwriting results. As a result, our named executive officers evaluate carefully the risks we underwrite because a reduction in our underwriting profitability would adversely affect the annual incentive bonus compensation of our named executive officers. Finally, our incentive compensation programs for our named executive officers do not guarantee compensation to our named executive officers.

We believe that the elements of our compensation programs as we describe them in this proxy statement establish that we have the appropriate mix of risk vs. benefit to align effectively the interests of our named executive officers with the interests of our stockholders, and that our incentive compensation programs do contribute to the enhancement of the long-term value of an investment in our common stock. For example, our named executive officers only realize a gain from the stock options we grant to them as compensation if the price of our Class A common stock increases above the exercise price of the options subsequently to the date of grant of the option and net of the income taxes our named executive officers would incur upon exercise of the stock options.

Director Compensation

Our objectives for our director compensation are to attract qualified individuals to serve on our board of directors and to align the interests of our directors with the interests of our stockholders. Our board of directors determines the form and amount of director compensation after its review of recommendations by the compensation committee of our board of directors. Our compensation committee reviews our director compensation program annually to confirm that the compensation of the members of our board of directors remains competitive and comparable to the compensation practices of our peer group and to make recommendations to our board of directors that our compensation committee believes are appropriate.

Type of Compensation		Amount	Form of Payment
Annual Retainer	Base Retainer	$73,740	$65,000 in cash and an annual restricted stock award of 500 shares of Class A common stock in 2017 with an estimated value of $8,740 based on the closing price of our Class A common stock on December 31, 2016
	Additional retainer amount for each committee meeting attended other than meetings of the audit committee, the coordinating committee and the special committee	$300	Cash
	Additional retainer amount for each audit committee meeting, each coordinating committee meeting and each special committee meeting attended	$500	Cash

Type of Compensation		Amount	Form of Payment
Periodic Equity Grant	When we grant options to our executive officers, we also typically grant options to our directors exercisable for five years at the closing market price of our Class A common stock on the day before the date of grant	Option to purchase 6,000 shares of our Class A common stock at $16.48 per share valued at $11,640 on the December 15, 2016 date of grant	Non-qualified stock options to purchase shares of our Class A common stock

Under our equity incentive plan for directors, each of our directors and each director of Donegal Mutual who is not also one of our directors receives an annual restricted stock award of 500 shares of our Class A common stock. We grant the award to each director as of the first business day of each year, provided the director served as a member of our board of directors or as a member of the board of directors of Donegal Mutual during any portion of the preceding year. Each of our directors and each of the directors of Donegal Mutual is also eligible to receive non-qualified options to purchase shares of our Class A common stock in an amount our board of directors determines on the date of grant.

On December 15, 2016, we granted each of our directors, and each director of Donegal Mutual who was not also a member of our board of directors, a non-qualified stock option to purchase 6,000 shares of our Class A common stock at an exercise price of $16.48 per share. Each option is exercisable until December 15, 2021. Donegal Mutual reimburses us for the cost of the restricted stock awards we grant to those directors of Donegal Mutual who do not also serve as members of our board of directors.

The following table sets forth a summary of the compensation we paid to our non-officer directors during 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Scott A. Berlucchi	71,400	7,040	11,640	90,080
Robert S. Bolinger	70,500	7,040	11,640	89,180
Patricia A. Gilmartin	71,000	7,040	11,640	89,680
Jack L. Hess	72,300	7,040	11,640	90,980
Barry C. Huber	70,000	7,040	11,640	88,680
Kevin M. Kraft, Sr.	79,500	7,040	11,640	98,180
Jon M. Mahan	70,600	7,040	11,640	89,280
S. Trezevant Moore, Jr.	65,800	7,040	11,640	84,480
Richard D. Wampler, II	77,000	7,040	11,640	95,680

The following table summarizes the outstanding equity awards our directors held at December 31, 2016, excluding the awards our chairman of the board, Mr. Nikolaus, and our president and chief executive officer, Mr. Burke, held, which we report elsewhere in this proxy statement.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	(#) Exercisable	(#) Unexercisable
Scott A. Berlucchi	12,000	—	12.50	7/27/2021	500	8,740
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	5,333	2,667	15.80	12/18/2024
	2,667	5,333	13.64	12/17/2020
	—	6,000	16.48	12/15/2021
Robert S. Bolinger	12,000	—	12.50	7/27/2021	500	8,740
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	5,333	2,667	15.80	12/18/2024
	2,667	5,333	13.64	12/17/2020
	—	6,000	16.48	12/15/2021
Patricia A. Gilmartin	8,500	—	14.50	12/20/2022	500	8,740
	12,000	—	15.90	12/19/2023
	5,333	2,667	15.80	12/18/2024
	2,667	5,333	13.64	12/17/2020
	—	6,000	16.48	12/15/2021
Jack L. Hess	12,000	—	12.50	7/27/2021	500	8,740
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	5,333	2,667	15.80	12/18/2024
	2,667	5,333	13.64	12/17/2020
	—	6,000	16.48	12/15/2021
Barry C. Huber	2,200	—	14.50	12/20/2022	500	8,740
	4,000	—	15.90	12/19/2023
	1,667	833	15.80	12/18/2024
	2,667	5,333	13.64	12/17/2020
	—	6,000	16.48	12/15/2021
Kevin M. Kraft, Sr.	12,000	—	12.50	7/27/2021	500	8,740
	8,500	—	14.50	12/20/2022
	8,000	—	15.90	12/19/2023
	5,333	2,667	15.80	12/18/2024
	2,667	5,333	13.64	12/17/2020
	—	6,000	16.48	12/15/2021
Jon M. Mahan	12,000	—	12.50	7/27/2021	500	8,740
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	5,333	2,667	15.80	12/18/2024
	2,667	5,333	13.64	12/17/2020
	—	6,000	16.48	12/15/2021
S. Trezevant Moore, Jr.	12,000	—	12.50	7/27/2021	500	8,740
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	5,333	2,667	15.80	12/18/2024
	2,667	5,333	13.64	12/17/2020
	—	6,000	16.48	12/15/2021
Richard D. Wampler, II	12,000	—	12.50	7/27/2021	500	8,740
	8,500	—	14.50	12/20/2022
	12,000	—	15.90	12/19/2023
	5,333	2,667	15.80	12/18/2024
	2,667	5,333	13.64	12/17/2020
	—	6,000	16.48	12/15/2021

In addition to the compensation we describe in the two preceding tables, we reimburse our directors for any out-of-pocket expenses they reasonably incur in connection with attendance at meetings of our board of directors, meetings of committees of our board of directors and meetings of our stockholders upon presentation of appropriate vouchers for such expenses.

Our Compensation Philosophy and Risk Management Considerations

Our compensation committee, meeting separately and, on occasion, jointly with the compensation committee of Donegal Mutual, oversees our compensation and benefit plans and policies with respect to the compensation of our executive officers, including our named executive officers. The oversight by the compensation committees of our compensation process includes reviewing and recommending for approval by our board of directors equity-based incentive awards to our executive officers and all other compensation decisions relating to our executive officers.

The primary objectives of our compensation programs for our executive officers, as determined by our compensation committee, are to:

•	Attract and retain talented and dedicated executive officers who contribute to our growth, development and profitability and encourage the retention of our executive officers.

We believe we achieved this objective because we have employed three of our seven named executive officers we include in our summary compensation table in this proxy statement continuously for the entire 30-year period of our existence, and we have employed our other four named executive officers for 29, 23, 16 and 16 years, respectively.

•	Motivate our executive officers to achieve our strategic business objectives and reward them upon their achievement of those objectives.

We believe we achieved this objective through the compound rate of growth in our total revenues, which was 7.7% for the five years ended December 31, 2016, and through the compound rate of growth in our book value plus cumulative dividends, which was 5.8% for the five years ended December 31, 2016.

•	Provide long-term compensation to our executive officers that rewards them for sustained financial and operating performance and leadership excellence.

We believe our stock option grants and restricted stock awards appropriately reward our executive officers for sustained financial and operating leadership and performance.

To achieve the above objectives, we compensate our executive officers through a combination of base salary, annual cash bonuses, based principally on our underwriting results and long-term equity compensation in the form of stock options.

Our compensation committee believes that our underwriting results-based bonus plan and our performance-based equity ownership programs create incentives that result in the creation of long-term stockholder value as well as creating incentives for our executive officers, including our named executive officers, to remain with us for the long-term. We have utilized the following elements of our compensation programs to promote the creation of long-term stockholder value without creating conditions that could lead to the taking of excessive risk by our executive officers:

•

The financial measures we use to determine the bonuses of our executive officers are metrics our compensation committee believes promote long-term stockholder value. These measures include our underwriting profitability, our return on equity and our growth in net premiums written. Our compensation committee sets limits on these bonus payments that encourage success without encouraging excessive risk-taking or short-term results.

•

We grant stock options that are exercisable for five years from the date of grant at the closing price of our Class A common stock on the day before the date of grant. Our compensation committee believes such stock options encourage our executive officers to attain sustained long-term performance.

•

We do not reduce the exercise price of stock options if the price of our Class A common stock subsequently declines below the exercise price unless we first obtain stockholder approval. However, we do adjust the exercise price of previously granted stock options to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events as the applicable stock compensation plan permits.

At our 2011 annual meeting of stockholders, in order to comply with a newly-adopted SEC rule, our stockholders voted to submit the compensation of our named executive officers to a non-binding advisory vote of our stockholders once every three years. Our stockholders voted to approve the compensation of our named executive officers on a non-binding advisory vote at our 2014 annual meeting of stockholders by a total of 6,444,580 votes FOR, 93,517 votes AGAINST and 3,942 votes ABSTAIN with 930,565 broker non-votes. We are submitting the compensation of our named executive officers for approval, on a non-binding advisory basis, by our stockholders at this year’s annual meeting of our stockholders.

In addition to the consideration by the compensation committee of the individual fulfillment by each of our named executive officers of such officer’s duties, responsibilities and individual performance, the compensation committee also considers teamwork, development of less senior employees for whom that named executive officer has primary responsibility, time in position, internal equity among our named executive officers and their ability to collaborate and communicate effectively with our other executive officers.

Our compensation committee believes that, on an overall basis, our named executive officers achieved the targets our board of directors established for our named executive officers for 2016 as set forth in our management-prepared business plan for 2016.

We believe the specific compensation decisions we made for each of our named executive officers in 2016 appropriately reflects our financial and operational performance in 2016 and the relative success of that named executive officer in meeting the target our business plan outlined for those named executive officers in each such officer’s primary areas of responsibility. Our compensation committee also evaluates the achievement by our named executive officers of our overall corporate objectives, and the contribution of each of our named executive officers to those achievements.

Employment and Change-of-Control Agreements

Employment Agreement with Mr. Nikolaus

The employment and change-of-control agreements Donegal Mutual and we entered into with Mr. Nikolaus on July 29, 2011 provide for an initial term of employment of five years. On each anniversary date of the effective date of that employment agreement, the term automatically extends for an additional one-year period, so that on each anniversary date of the effective date, the employment agreement will have a remaining term of five years unless either Mr. Nikolaus or our board of directors provides not less than six months advance notice that the automatic extension of the employment agreement will terminate as of the next succeeding anniversary of the effective date.

A summary of the other principal terms of the employment agreement Donegal Mutual and we maintain with Mr. Nikolaus is as follows:

•

Mr. Nikolaus has the right to receive an annual base salary of such amount as our compensation committee and the compensation committee of Donegal Mutual jointly recommend and as their boards of directors approve from time to time but in no event less than $575,000 per year.

•	Mr. Nikolaus has the right to participate in our annual executive incentive bonus plans and the benefit plans in which all of our other executive officers participate.

•

Subject to any required stockholder approval, Mr. Nikolaus has the right to receive an annual grant of non-qualified stock options to purchase not less than 150,000 shares of our Class A common stock at a price per share equal to the closing price of our Class A common stock on the day before the date of each annual grant. Each option vests in three equal annual installments and remains exercisable for a term of five years from the date of grant. In 2016, we granted Mr. Nikolaus an option, subject to the foregoing terms and with his prior approval, to purchase 75,000 shares of our Class A common stock at an exercise price of $16.48 per share, which was the closing price of our Class A common stock on the day before the date of that grant.

•	The employment agreement includes customary provisions relating to vacations, illness, death, indemnification, confidentiality and non-competition.

•

The employment agreement includes certain rights to terminate the employment agreement and, upon the occurrence of certain events, such as a change of control, the right of Mr. Nikolaus to receive severance payments as set forth in the employment agreement.

Consulting Agreement with Mr. Nikolaus

Upon the retirement of Mr. Nikolaus or his termination of his employment under the employment agreement for other than cause, his death, his permanent disability or his termination of the employment agreement for good reason, as the employment agreement defines each of those terms, the term of the consulting agreement Donegal Mutual and we have with Mr. Nikolaus will commence and continue for a period of five years from its date of commencement.

A summary of the principal terms of the consulting agreement Donegal Mutual and we maintain with Mr. Nikolaus is as follows:

•

Donegal Mutual and we have agreed to retain Mr. Nikolaus to provide consulting services to us and our respective boards of directors in connection with our general operations, our merger and acquisition activities, participation in meetings and other activities of the Insurance Federation of Pennsylvania and such other projects and assignments as to which Mr. Nikolaus, Donegal Mutual and we mutually agree from time to time.

•	Mr. Nikolaus’ status under the consulting agreement will be that of an employee of Donegal Mutual and DGI.

•

The consulting agreement provides that Mr. Nikolaus will receive all employee benefits we provide to our senior executive officers and such benefits as became fully vested while Mr. Nikolaus served as our chief executive officer pursuant to his employment agreement with Donegal Mutual and us.

•

Under the consulting agreement, Donegal Mutual and we will pay Mr. Nikolaus annual compensation in an amount equal to 50% of his base salary, as defined in his employment agreement, for our most recently completed fiscal year before the year in which the consulting agreement becomes effective, but in no event less than $600,000 per year, plus such discretionary incentive payments as our respective boards of directors may jointly authorize from time to time.

•	The consulting agreement includes customary provisions relating to vacations, disability, death, indemnification, confidentiality and non-competition.

•

The consulting agreement includes certain rights for either Mr. Nikolaus or us to terminate the consulting agreement and for Mr. Nikolaus to receive certain payments upon such termination as set forth in the consulting agreement.

Employment and Change-of-Control Agreements with our Named Executive Officers Other Than Mr. Nikolaus

The respective employment agreements among Donegal Mutual, us and Messrs. Burke, Greenya, Miller, Pandey, Shenk and Wagner, who collectively constitute our other named executive officers (our “Other Executive Officers”), contain provisions similar to those included in the employment agreement among Mr. Nikolaus, Donegal Mutual and us, except as follows:

•

The initial term of the employment agreements among our Other Executive Officers, Donegal Mutual and us is three years; however, such term automatically extends on each anniversary of the effective date of the employment agreements for an additional one-year period, so that, on each anniversary date of the effective date of the employment agreement of each Other Executive Officer, each employment agreement will have a remaining term of three years unless either the Other Executive Officer or the respective boards of directors of Donegal Mutual or us provide not less than 90 days advance notice that the automatic extension will terminate upon the next succeeding extension date of the employment agreement.

•

We and Donegal Mutual have agreed to pay our Other Executive Officers an annual base salary in the amount our compensation committees of Donegal Mutual and we recommend and our board of directors and the board of directors of Donegal Mutual each respectively approve from time to time, but in no event less than minimum amounts generally stated within the employment agreements of those Other Executive Officers.

•	The employment agreements contain customary provisions relating to vacations, disability, death, indemnification and confidentiality.

•

The employment agreements include certain rights to terminate the employment agreements and, upon the occurrence of certain events, such as a change of control, the right to receive severance payments, as the respective employment agreements provide.

Potential Payments to our Named Executive Officers upon Termination or a Change-of-Control

If we or Donegal Mutual terminate the employment of one of our named executive officers, or a Change-of-Control (as defined below) of DGI occurs and the employment of the named executive officer subsequently terminates on an involuntary basis, the named executive officer would be entitled to receive certain payments and benefits from us. The table below shows the estimated payments and benefits in connection with the following events based upon the assumptions we state below:

•	“Voluntary Termination” includes the voluntary resignation of a named executive officer.

•	“Involuntary-for-Cause Termination” includes a termination of the employment of a named executive officer for reasons such as violation of certain policies or for certain performance-related issues.

•

“Involuntary Termination” includes a termination of the employment of a named executive officer other than for cause, but not including a termination related to a Change-of-Control of DGI. Terminations due to death or disability result in substantially the same treatment as an Involuntary Termination.

•

“Change-of-Control” of DGI, as defined in the employment agreements we have entered into with each of our named executive officers, includes the occurrence of one of the types of Transaction (a “Transaction”) we describe below:

•

the acquisition of shares of our Class A common stock and our Class B common stock by any person or group in a Transaction or series of Transactions that result in such person or group directly or indirectly first owning more than 25% of the aggregate voting power of our Class A common stock and our Class B common stock taken as a single class; or

•

the consummation of a Transaction after which the holders of our outstanding voting capital stock taken as a single class immediately prior to the consummation of the Transaction do not collectively own 60% or more of the aggregate voting power of the entity surviving such Transaction immediately after the consummation of such Transaction; or

•

the sale, lease, exchange or other transfer in a Transaction or series of Transactions of all or substantially all of our assets, but excluding therefrom the sale and re-investment of our consolidated investment portfolio; or

•

as the result of or in connection with any cash tender offer or exchange offer, merger or Transaction, sale of assets or contested-election of directors or any combination of the foregoing transactions; or

•	a change of “control” of Donegal Mutual as such term is defined in the PHCA; or

•

the persons who constituted a majority of the members of the respective boards of directors of us or Donegal Mutual on July 29, 2011 and persons whose election as members of their respective boards received the approval of such members then still in office or whose subsequent election had been so approved prior to the date of a Transaction, but before the occurrence of an event that constitutes a Change-of-Control, no longer constitute such a majority of the boards of directors of us or Donegal Mutual then in office.

A Transaction constituting a Change-of-Control of DGI shall only be deemed to have occurred upon the closing of the Transaction.

The employment agreements provide generally that if the employment of a named executive officer terminates within 180 days after a Change-of-Control of DGI either by us without Cause, or by the named executive officer for Good Reason, in both cases, as defined in the employment agreements, then the named executive officer will be entitled to receive an amount equal to the sum of:

•	the executive’s base salary accrued through the date the termination of the executive’s employment becomes effective;

•	any incentive compensation we have the obligation to pay to the executive pursuant to our employment agreement with that named executive officer;

•	any amounts payable under any of the benefit plans Donegal Mutual or we maintain in accordance with the terms of such plans;

•	any amount in respect of excise taxes we have the obligation to pay to that named executive officer under our employment agreement with such officer;

•

an amount equal to the aggregate premiums that that named executive officer would have to pay to maintain in effect throughout the period from the date of termination of that named executive officer’s employment through the remainder of the term of that executive’s employment agreement had the named executive officer remained employed, assuming no increase in insurance premium rates and the same medical, health, disability and life insurance coverage we provided to that named executive officer immediately prior to the date of such termination; and

•

as a severance payment, payable in 36 equal consecutive monthly installments, commencing with the date of the termination of the employment of that named executive officer, the named executive officer’s annual base salary as of the effective date of termination of the employment of the named executive officer and any incentive we paid to the named executive officer during our most recently completed fiscal year before such termination.

We will make these payments, provided the timing of such payments could be postponed to the extent required to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

General Assumptions

We set forth in the table below a description of the payments and/or benefits that we would provide to our named executive officers related to each employment termination event or a Change-of-Control of DGI as of December 31, 2016. We also discuss below the basis upon which we calculated the payments and benefits. Except as we note below, these amounts are the incremental or enhanced amounts that a named executive officer would receive that are greater than those that we would have provided to employees generally under the same circumstances. The amounts we disclose below are estimates only and are based on various assumptions we discuss below. The actual amounts we would provide can be determined only at the time that an employment termination event occurs.

The table below assumes that:

•	a Change-of-Control of DGI occurred on December 31, 2016 under the terms of various plans and agreements unrelated to the employment agreements, regardless of a termination of employment;

•

the employment of each named executive officer terminated on December 31, 2016 due in turn to each termination event, including termination within 180 days after a Change-of-Control of DGI, as the employment agreements contemplate; and

•

values related to outstanding stock options reflect the market value of our Class A common stock of $17.48 per share, the last reported price of our Class A common stock on the NASDAQ Global Market System on December 30, 2016, the last trading day in 2016.

Amounts Potentially Payable Upon Termination

Name	Event	Severance Benefits ($)	Stock Options ($)	Other Benefits ($)	Total ($)
Kevin G. Burke	Voluntary Termination	—	746,900	—	746,900
	Involuntary-for-Cause Termination	—	746,900	—	746,900
	Involuntary Termination	1,314,000	746,900	45,021	2,105,921
	Change-of-Control	2,010,000	957,900	45,021	3,012,921

Cyril J. Greenya	Voluntary Termination	—	728,500	—	728,500
	Involuntary-for-Cause Termination	—	728,500	—	728,500
	Involuntary Termination	1,020,000	728,500	34,752	1,783,252
	Change-of-Control	1,542,000	901,100	34,752	2,477,852

Jeffrey D. Miller	Voluntary Termination	—	740,500	—	740,500
	Involuntary-for-Cause Termination	—	740,500	—	740,500
	Involuntary Termination	1,215,000	740,500	35,886	1,991,386
	Change-of-Control	1,860,000	933,700	35,886	2,829,586

Donald H. Nikolaus	Voluntary Termination	—	1,959,500	—	1,959,500
	Involuntary-for-Cause Termination	—	1,959,500	—	1,959,500
	Involuntary Termination	4,000,000	1,959,500	72,120	6,031,620
	Change-of-Control	3,930,000	2,346,500	43,272	6,319,772

Sanjay Pandey	Voluntary Termination	—	383,300	—	383,300
	Involuntary-for-Cause Termination	—	383,300	—	383,300
	Involuntary Termination	1,020,000	383,300	45,021	1,448,321
	Change-of-Control	1,536,000	555,902	45,021	2,136,923

Robert G. Shenk	Voluntary Termination	—	728,500	—	728,500
	Involuntary-for-Cause Termination	—	728,500	—	728,500
	Involuntary Termination	1,056,000	728,500	35,886	1,820,386
	Change-of-Control	1,572,000	901,100	35,886	2,508,986

Daniel J. Wagner	Voluntary Termination	—	728,500	—	728,500
	Involuntary-for-Cause Termination	—	728,500	—	728,500
	Involuntary Termination	1,020,000	728,500	35,886	1,784,386
	Change-of-Control	1,536,000	901,100	35,886	2,472,986

Limitations on the Deductibility of Compensation

Section 162(m) of the Code generally does not allow us to deduct annual compensation we pay to any of our named executive officers that is in excess of $1.0 million for federal income tax purposes. However, compensation paid pursuant to a performance-based plan is generally not subject to the Section 162(m) limitation.

Although the compensation committee is aware of the Section 162(m) limitation, our compensation committee believes that it is equally important to maintain flexibility and the competitive effectiveness of the compensation of our named executive officers. Our compensation committee may, therefore, from time to time, authorize compensation agreements or plans that would not be deductible for federal income tax purposes if our compensation committee believes it is in our best interests and in the best interests of our stockholders to do so.

Our Cash Incentive Bonus Plan

For a number of years, we have had a cash incentive bonus plan for our officers, including our named executive officers. We determine the amount, if any, available for the award of these bonuses pursuant to a formula that we base on our annual underwriting results and the achievement by our named executive officers of other financial performance goals of the Donegal Insurance Group. The formula operates as follows:

•	We first determine the base underwriting income, if any, that the Donegal Insurance Group realized for the year;

•

We then adjust that base underwriting income, if any, by adding back the amount the Donegal Insurance Group accrued during the year for bonuses to our officers, and make a formula-based adjustment to limit the impact of any catastrophe losses and guaranty fund assessments on the base underwriting income, if any, the Donegal Insurance Group experienced for the year;

•	We then adjust the amount so determined based on variable plan-specified percentages of the growth in net premiums written of the Donegal Insurance Group for the year as specified in our bonus plan;

•	We then multiply the amount so determined by a percentage we base on the return on equity of the Donegal Insurance Group for the year;

•	We then multiply the amount so determined by a predetermined factor, and the resulting amount constitutes the executive incentive compensation pool for the applicable year;

•	If the surplus of the Donegal Insurance Group for the year is below the amount our bonus plan specifies, we reduce the executive incentive compensation pool by 50%; and

•	Our compensation committee then allocates that executive incentive compensation pool among our officers, including our named executive officers, on a discretionary basis.

Other Aspects of our Compensation Philosophy

Other Benefits

We provide our named executive officers with the same employee benefits that all of our other employees receive under our broad-based benefit plans. These plans provide for health benefits, life insurance and other customary welfare benefits.

Perquisites

We do not provide our named executive officers with any retirement, welfare plan benefits or other perquisites that we do not provide to all of our other employees other than as we disclose in this proxy statement.

Summary Compensation Table

The following table shows the compensation we paid during 2014, 2015 and 2016 for services rendered in all capacities to our chief executive officer, our chief financial officer and our five other most highly compensated executive officers. We refer to these officers, whom we name in the table below, as our named executive officers. Since 2011, we have maintained employment agreements with all of our executive officers, including our named executive officers. We refer you to “Employment and Change-of-Control Agreements” elsewhere in this proxy statement for a description of those employment agreements. We do not provide any of our named executive officers with restricted stock awards, non-equity incentive plan compensation, deferred compensation or pension benefits with the exception of three of our named executive officers who receive an annual restricted stock award of 500 shares of our Class A common stock as part of their compensation for serving as members of our board of directors or Donegal Mutual’s board of directors.

Based on the compensation we paid to our named executive officers in 2016, their salaries accounted for 53.9% of their total compensation in 2016 and their performance-based compensation for 29.4% of their total compensation in 2016.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards ($)	Option Awards ($)(2)	All Other Compen- sation ($)(3)	Total ($)

Kevin G. Burke, President and Chief Executive Officer	2016 2015 2014	438,000 383,000 305,000	232,000 200,000 50,000	7,040 6,392 —	87,300 85,250 76,050	80,096 74,015 12,183	844,436 748,657 443,233

Cyril J. Greenya, Senior Vice President	2016 2015 2014	340,000 310,000 280,000	174,000 150,000 45,000	7,040 6,392 6,360	67,900 69,750 67,600	86,491 74,026 70,221	675,431 610,168 469,181

Jeffrey D. Miller, Executive Vice President and Chief Financial Officer	2016 2015 2014	405,000 355,000 310,000	215,000 185,000 50,000	— — —	77,600 77,500 76,050	14,533 12,871 11,934	712,133 630,371 447,984

Donald H. Nikolaus, President and Chief Executive Officer of Donegal Mutual and Chairman of our Board	2016 2015 2014	800,000 800,000 800,000	510,000 440,000 100,000	7,040 6,392 6,360	145,500 155,000 169,000	100,755 83,475 76,217	1,563,295 1,484,867 1,151,577

Sanjay Pandey, Senior Vice President	2016 2015 2014	340,000 310,000 280,000	172,000 150,000 45,000	— — —	67,900 69,750 67,600	13,697 12,026 11,701	593,597 541,776 404,301

Robert G. Shenk, Senior Vice President	2016 2015 2014	352,000 322,000 292,000	172,000 150,000 45,000	— — —	67,900 69,750 67,600	16,479 12,887 11,959	608,379 554,637 416,559

Daniel J. Wagner, Senior Vice President and Treasurer	2016 2015 2014	340,000 310,000 280,000	172,000 150,000 45,000	— — —	67,900 69,750 67,600	15,875 12,991 12,570	595,775 542,741 405,170

(1)	Our executive officers are eligible to participate in a cash incentive bonus plan. We refer you to “Executive Compensation – Our Cash Incentive Bonus Plan” elsewhere in this proxy statement.

(2)

We show the option awards at an estimated grant date fair value, which we calculated by using an option pricing model. Further, the options are subject to a vesting schedule, and the estimated value obtained from the option pricing model does not represent actual value based upon trading prices of our Class A common stock at the grant date. See Note 13 to our Consolidated Financial Statements included in our 2016 Annual Report for information on the accounting treatment and calculation of the grant date fair value of these stock options.

(3)	In the case of Messrs. Burke and Greenya, the totals shown includes directors fees of $66,000 and a matching 401(k) plan contribution of $12,509 and $12,123, respectively, paid during 2016. In the case of Mr. Nikolaus, the total shown includes directors and committee meeting fees of $79,375 and a matching 401(k) plan contribution of $12,975 paid during 2016. In the case of Messrs. Shenk, Miller, Pandey and Wagner, the totals shown include a matching 401(k) plan contribution of $11,925, $12,946, $12,123 and $12,908, respectively, paid during 2016.

Grants of Plan-Based Awards

During 2016, we granted non-qualified options to purchase shares of our Class A common stock at an exercise price of $16.48 per share to our named executive officers we set forth in the following table. At the close of business on the day before the date on which we granted the options, the closing market price per share of our Class A common stock was $16.48.

Name	Grant Date	Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Option Awards($)
Kevin G. Burke	12/15/2016	45,000	16.48	87,300
Cyril J. Greenya	12/15/2016	35,000	16.48	67,900
Jeffrey D. Miller	12/15/2016	40,000	16.48	77,600
Donald H. Nikolaus	12/15/2016	75,000	16.48	145,500
Sanjay Pandey	12/15/2016	35,000	16.48	67,900
Robert G. Shenk	12/15/2016	35,000	16.48	67,900
Daniel J. Wagner	12/15/2016	35,000	16.48	67,900

Stock Incentive Plans

We have an equity incentive plan for our employees and an equity incentive plan for our directors. Under these plans, our board of directors, upon the recommendation of its compensation committee, may grant options to purchase our Class A common stock and, in the case of our directors, restricted stock awards as well as stock options. Grants under the plans can take the form of incentive stock options, non-qualified stock options, stock units and other stock-based awards. With the exception of an annual fixed restricted stock award of Class A shares we have issued to our directors and to the directors of Donegal Mutual who do not also serve as our directors, all of our incentive compensation grants have been stock options. The purpose of the plans is to provide long-term incentive awards to our employees and directors as a means to attract, motivate, retain and reward talented and experienced persons.

At December 31, 2016, we had reserved 1,660,168 shares of our Class A common stock for future grants under our equity incentive plan for employees and 219,833 shares of our Class A common stock for future grants under our equity incentive plan for directors. If any shares we have reserved for issuance upon the exercise of an option are not issued for any reason, we may again grant options to purchase those shares.

If the number and kind of shares available for grants and options under our plans and the exercise price of outstanding options were to change by reason of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting the number of outstanding shares of our Class A common stock, the plans provide for an automatic adjustment in the kinds of shares and the price per share to reflect any increase or decrease in the number of, change in kind of or change in value of shares to preclude the enlargement or dilution of rights and benefits under the plans. Unless we otherwise provide in an individual option or employment agreement, unvested options do not automatically accelerate in the event we enter into a business combination or we sell all or substantially all of our assets.

Our board of directors, upon the recommendation of its compensation committee, has:

•

the authority to determine the persons eligible to receive an option or restricted stock grant, the number of shares subject to each option or restricted stock award, the exercise price of each option, the vesting schedule, the circumstances in which the vesting of options or restricted stock awards may accelerate and any extension of the period for exercise; and

•	the authority to determine any matter relating to options or restricted stock awards granted under our stock incentive plans.

Our board of directors has the authority to suspend, amend or terminate our stock incentive plans, except as would adversely affect the rights of persons holding outstanding awards without the consent of such persons.

Outstanding Equity Awards at December 31, 2016

The following table summarizes the outstanding equity awards our named executive officers held at December 31, 2016:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	(#) Exercisable	(#) Unexercisable
Kevin G. Burke	75,000 45,000 75,000 30,000 18,333 —	— — — 15,000 36,667 45,000	12.50 14.50 15.90 15.80 13.64 16.48	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021	500	8,740
Cyril J. Greenya	75,000 45,000 75,000 26,667 15,000 —	— — — 13,333 30,000 35,000	12.50 14.50 15.90 15.80 13.64 16.48	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021	500	8,740
Jeffrey D. Miller	75,000 45,000 75,000 30,000 16,667 —	— — — 15,000 33,333 40,000	12.50 14.50 15.90 15.80 13.64 16.48	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021	—	—
Donald H. Nikolaus	200,000 150,000 175,000 66,667 33,333 —	— — — 33,333 66,667 75,000	12.50 14.50 15.90 15.80 13.64 16.48	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021	500	8,740
Sanjay Pandey	11,667 35,000 75,000 26,667 15,000 —	— — — 13,333 30,000 35,000	12.50 14.50 15.90 15.80 13.64 16.48	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021	—	—
Robert G. Shenk	75,000 45,000 75,000 26,667 15,000 —	— — — 13,333 30,000 35,000	12.50 14.50 15.90 15.80 13.64 16.48	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021	—	—
Daniel J. Wagner	75,000 45,000 75,000 26,667 15,000 —	— — — 13,333 30,000 35,000	12.50 14.50 15.90 15.80 13.64 16.48	7/27/2021 12/20/2022 12/19/2023 12/18/2024 12/17/2020 12/15/2021	—	—

Option Exercises and Stock Vested

The following table summarizes the stock options our named executive officers exercised and the restricted stock awards our named executive officers acquired on vesting during 2016 and the values realized upon exercise and vesting:

	Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin G. Burke	—	—	500	7,040
Cyril J. Greenya	—	—	500	7,040
Jeffrey D. Miller	—	—	—	—
Donald H. Nikolaus	—	—	500	7,040
Sanjay Pandey	—	—	—	—
Robert G. Shenk	—	—	—	—
Daniel J. Wagner	—	—	—	—

(1)	We calculate the value our named executive officers realized on vesting of restricted stock awards based upon the closing price of our Class A common stock on NASDAQ on the vesting date.

Pension Benefits

None of our named executive officers participated in or had an account balance in qualified or non-qualified defined benefit plans that we sponsored in 2014, 2015 or 2016, and we contemplate none for 2017.

Non-Qualified Deferred Compensation

None of our named executive officers participated in or had an account balance in non-qualified deferred compensation plans or other deferred compensation plans that we maintained in 2014, 2015 or 2016, and we contemplate no such plans for 2017.

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that limits, to the maximum extent Delaware law permits, the liability of our directors and officers to us and to our stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

This limitation does not, however, apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.

Our certificate of incorporation and by-laws obligate us, to the maximum extent Delaware law permits, to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened or pending action, suit or proceeding by reason of the fact that such person is serving or served as one of our directors or officers, or, while one of our directors or officers, is serving or served as, at our request, as a director or officer of another entity. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our officers and directors pursuant to the foregoing provisions, we understand that, in the opinion of the SEC, such indemnification is against public policy as expressed in such laws and is unenforceable.

In addition, our certificate of incorporation and by-laws permit us, at our expense, to purchase and maintain insurance to protect us, Donegal Mutual and any of our or their subsidiaries’ directors, officers or employees against any liability of any character asserted against or incurred by us, Donegal Mutual or any such director, officer or employee or arising out of any such person’s corporate status, whether or not we would have the power to indemnify such person against such liability under Delaware law or Pennsylvania law, as the case may be. We also maintain, and intend to continue to maintain, liability insurance that covers our officers and directors as well as the officers and directors of Donegal Mutual and the directors and officers of our subsidiaries and the subsidiaries of Donegal Mutual.

Joint Report of the Compensation Committees of Donegal Mutual and DGI

The compensation committee of our board of directors held a joint meeting with the compensation committee of the board of directors of Donegal Mutual on March 8, 2017. The compensation committees reviewed and discussed the compensation discussion and analysis that appears in this proxy statement under the caption “Executive Compensation Discussion and Analysis.”

Based on the review and discussion by our compensation committee with management and the joint meeting with the members of our compensation committee and the compensation committee of Donegal Mutual, the members of our compensation committee then held a separate meeting at which our compensation committee reviewed our success in meeting our corporate objectives for 2016. Our compensation committee then reviewed the individual performance of our named executive officers.

Our compensation committee recommended to our board of directors that our board of directors approve the inclusion of the compensation discussion and analysis set forth in this proxy statement under the caption “Executive Compensation Discussion and Analysis” for filing with the SEC and the incorporation by reference of such compensation discussion and analysis in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

March 8, 2017

MEMBERS OF THE COMPENSATION COMMITTEES OF DONEGAL GROUP INC. AND

DONEGAL MUTUAL INSURANCE COMPANY

Scott A. Berlucchi

Michael K. Callahan

Jack L. Hess

Kevin M. Kraft, Sr.

S. Trezevant Moore, Jr.

Richard D. Wampler, II

Equity Compensation Plan Information

The following table sets forth information regarding our common stock equity compensation plans:

Plan category	Number of Class A securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of Class A securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	9,338,648	$14.95	1,880,001
Equity compensation plans not approved by securityholders	—	—	—

Total	9,338,648	$14.95	1,880,001

Our equity compensation plans do not provide for the issuance of shares of our Class B common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The DGCL, the PHCA and our by-laws govern the election of our directors by our stockholders. Because Donegal Mutual has owned more than a majority of the aggregate voting power of our outstanding shares of common stock since our inception, Donegal Mutual has had the ability to control the election of all of our directors and has always voted for the election of the candidates for directors our nominating committee and board of directors nominated. Donegal Mutual has advised us in writing that it will also do so at our 2017 Annual Meeting.

Since 1986, our board of directors has reviewed our relationship with Donegal Mutual on an annual basis. As a result of the most recent such review, our board of directors concluded unanimously that the continuation of our historical relationships with Donegal Mutual are in our best interests and the best interests of our stockholders, including our stockholders other than Donegal Mutual.

The following discussion summarizes the process the nominating committee of our board of directors follows in connection with the nomination of candidates for election as directors by our stockholders and their taking of office.

Nominations

Our by-laws provide that:

•

our board of directors shall annually appoint a nominating committee that consists of not less than two directors who are not officers or employees of Donegal Mutual or us and who do not own beneficially 10% or more of our Class A common stock or our Class B common stock; and

•

our nominating committee shall, prior to each annual meeting of stockholders, determine and nominate candidates for election as directors to succeed the class of directors whose terms of office will expire upon the election of directors of that class at that year’s annual meeting of stockholders by our stockholders and their taking of office.

In accordance with our by-laws, on April 15, 2016, our board of directors appointed a nominating committee consisting of Philip H. Glatfelter, II, Kevin M. Kraft, Sr., Jon M. Mahan and Richard D. Wampler, II. On October 20, 2016, our board of directors appointed Robert S. Bolinger as a member of the nominating committee following the death of Mr. Glatfelter. Neither Mr. Bolinger, Mr. Kraft, Mr. Mahan nor Mr. Wampler is an officer or employee of Donegal Mutual or us or a beneficial owner of a 10% or greater interest in our Class A common stock or a 10% or greater interest in our Class B common stock.

Our Director Nominating Procedures

Any stockholder may nominate a candidate for election as director at any annual meeting of our stockholders provided the stockholder complies with the advance notice provisions and other applicable provisions of our by-laws. We describe those procedures under “Stockholder Proposals” elsewhere in this proxy statement. The nominating committee may also consider candidates our management proposes. We do not use executive search firms to identify director candidates.

With the exception of applicable regulations of the SEC, the listing application standards of NASDAQ and the requirements of the PHCA, our nominating committee does not have any specific, minimum qualifications for the nomination of a candidate for election as one of our directors. The nominating committee may take into account such factors as it deems appropriate. These factors include the judgment, skill, diversity and business experience of the candidate, the interplay of the candidate’s experience with the experience of the other members of our board of directors and the extent to which the candidate would contribute to the overall effectiveness and experience of our board of directors.

The nominating committee and our board of directors considers, at a minimum, the following factors on a non-exclusive basis in identifying and evaluating potential new director candidates, including any stockholder nominee, or the continued service of our current directors:

•	The professional experience of a candidate for election as a director. A candidate should have a record of accomplishments and have recognized achievements in the candidate’s field of employment.

•	Whether the candidate serves as a member of Donegal Mutual’s board of directors.

•

The education, expertise and experience of the candidate, and the candidate’s ability to offer advice and guidance to our chief executive officer based on that candidate’s education, expertise and experience.

•

The candidate’s possession of high personal and professional ethics, integrity and values, as well as a demonstrated record of cooperative interaction with the board of directors and senior management of other companies for which the candidate serves as a director.

•	A candidate should be inquisitive and objective, have the ability to exercise practical and sound business judgment and think independently.

•	The ability of the candidate to devote sufficient time to carrying out effectively his or her duties and responsibilities as one of our directors.

•

A candidate should have a history of engagement in his or her principal position of not less than five years during which the candidate has demonstrated the candidate’s ability to work effectively with others.

We seek qualified candidates who, taken together, represent a diversity of skills, backgrounds and experience, including ethnic background, gender and professional experience. Our nominating committee assesses the areas of expertise and functional skills that would assist us in rounding out the existing collective strengths of our board of directors.

Since our formation in 1986, and because Donegal Mutual has maintained majority voting control of us since our inception in 1986, a majority of our board of directors has always included that number of directors who also serve as members of the board of directors of Donegal Mutual as is sufficient to constitute a majority of the members of our board of directors. The number of Donegal Mutual-designated members who serve on our board of directors has ranged from six of eight directors in 1986 to six of 11 directors in 2016. The number of Donegal Mutual directors who also serve on our board of directors will remain at six of 11 directors following our 2017 Annual Meeting. It is our intent and the intent of Donegal Mutual to maintain that number of Donegal Mutual directors who also serve on our board of directors as constitutes a majority of our board of directors as long as Donegal Mutual continues to own more than a majority of the aggregate voting power of our two outstanding classes of common stock.

Subject to Donegal Mutual’s maintenance of its designees as a majority of the members of our board of directors in nominating candidates for election as members of our board of directors, the nominating committee of our board of directors takes into account the relative diversity of our policyholders and our stockholders. The nominating committee does not discriminate against any director candidate on the basis of race, color, religion, sex, national origin, age, ancestry or disability.

The Role of the Nominating Committee of our Board of Directors

The nominating committee met on February 14, 2017 to evaluate the performance and qualifications of the four incumbent Class A members of our board of directors whose terms will expire upon the election of their successors at our 2017 Annual Meeting and the taking of office by their successors. After considering the performance and qualifications of the four Class A members of our board of directors during their past service on our board of directors, the nominating committee nominated all four incumbent Class A directors named below for reelection to a new term as Class A directors. On March 8, 2017, our board of directors met and accepted the report of the nominating committee and approved the nomination by the nominating committee of the four incumbent Class A directors as candidates for election as Class A directors at our 2017 Annual Meeting.

Our Nominees for Election as Class A Directors at our 2017 Annual Meeting

Our board of directors currently has 11 members and consists of four Class A directors, four Class B directors and three Class C directors. We elect each director of each class for a three-year term and until the director’s successor takes office. The current three-year terms of our Class A directors expire at our 2017 Annual Meeting and upon the election and taking of office of their successors. The current three-year term of our Class B directors next expire at our 2018 annual meeting of stockholders and upon the election and taking of office of their successors, and the current three-year term of our Class C directors next expire at our 2019 annual meeting of stockholders and upon the election and taking of office of their successors.

We will elect four Class A directors at our 2017 Annual Meeting. Unless you have marked your proxy card to the contrary, we have instructed the proxies named on your proxy card to vote for the election of the four nominees for Class A directors we name in this proxy statement.

If any of the named nominees for Class A director becomes unavailable for any reason, our board of directors will designate a substitute nominee. Our board of directors believes each nominee will be able to serve if elected. A majority of our board of directors may fill any vacancy that occurs in our board of directors for any reason until the expiration of the term of the class of directors in which the vacancy has occurred.

The names of our four nominees for election as Class A directors, and our Class B directors and our Class C directors who will continue in office after our 2017 Annual Meeting until the expiration of their respective terms and the election and taking of office of their respective successors, together with certain information regarding them, are as follows:

Class A Directors

Name	Age	Director Since	Year Term Will Expire*
Robert S. Bolinger	80	1986	2020
Kevin G. Burke	51	2016	2020
Patricia A. Gilmartin	77	1986	2020
Jack L. Hess	69	2011	2020

*	If elected at our 2017 Annual Meeting.

Our Class B Directors and Class C Directors Who Will Continue as Directors After our 2017 Annual Meeting

Class B Directors

Name	Age	Director Since	Year Term Will Expire
Kevin M. Kraft, Sr.	64	2009	2018
Jon M. Mahan	47	2007	2018
Donald H. Nikolaus	74	1986	2018
Richard D. Wampler, II	75	2005	2018

Class C Directors

Name	Age	Director Since	Year Term Will Expire
Scott A. Berlucchi	59	2013	2019
Barry C. Huber	65	2015	2019
S. Trezevant Moore, Jr.	63	2008	2019

Our board of directors recommends you vote FOR the election of the four nominees for Class A directors we name above.

Mr. Berlucchi has been president and chief executive officer of Auburn Memorial Hospital, Auburn, New York since 2007. We believe the experience of Mr. Berlucchi as the chief executive officer of a major hospital system qualifies him to serve as a member of our board of directors.

Mr. Bolinger retired in 2001 as chief executive officer of Susquehanna Bancshares, Inc., a position he held from 1982 to 2001. From 2000 to 2002, Mr. Bolinger served as chairman of the board of directors of Susquehanna Bancshares, Inc. We believe Mr. Bolinger’s experience as the chief executive officer of a major financial institution qualifies him to serve on our board of directors.

Mr. Burke has served as our president and chief executive officer since 2015 and as one of our directors since October 2016. He has served as executive vice president, chief operating officer and a director of Donegal Mutual since 2014. He served as senior vice president of human resources of Donegal Mutual and us from 2005 to 2014 and as vice president of human resources of Donegal Mutual and us from 2001 to 2005. We believe Mr. Burke’s leadership and experience in these positions with Donegal Mutual and us qualifies him to serve on our board of directors.

Mrs. Gilmartin was an employee of Associated Donegal Insurance Brokers from 1969 until her retirement in February 2013. That agency has no affiliation with us, except that Associated Donegal Insurance Brokers receives insurance commissions in the ordinary course of business from our insurance subsidiaries and Donegal Mutual in accordance with their standard commission schedules and agency contracts. Mrs. Gilmartin has been a Donegal Mutual director for 36 years and provides valuable input to maintain and enhance the relationships between Donegal Mutual and us and our respective insurance agents. Mrs. Gilmartin, who has been a registered insurance agent for over 50 years, helps provide us and our insurance subsidiaries with insight into the concerns of agents. We believe the long experience of Mrs. Gilmartin as an insurance agent and her long association as one of our directors qualifies her to serve on our board of directors.

Mr. Hess, a certified public accountant for more than 40 years, retired as a partner in Bertz, Hess & Co., LLP on December 31, 2015. He was a partner of that firm and a predecessor firm since 1982. Mr. Hess has been a director of Donegal Mutual since 2009, a director of us since 2011 and a director of Conestoga Title Insurance Company, a subsidiary of Donegal Mutual, since 2006. Mr. Hess’ background brings significant auditing and tax expertise to our board of directors as well as experienced business management skills and significant standing in the Lancaster business community, which we believe qualifies Mr. Hess to serve on our board of directors.

Mr. Huber practiced for over 35 years as a certified public accountant with the Lancaster, Pennsylvania-based public accounting firm of Trout, Ebersole & Groff, LLP, for which he served as managing partner from 1998 to 2010. He retired from that firm in 2012. He served as a director of Union National Financial Corporation and Union National Community Bank from 2006 until 2011. Since DFSC acquired Union National Financial Corporation in 2011, Mr. Huber has served as a director and chairman of the audit committee of the board of directors of UCB. We believe the experience of Mr. Huber as the managing partner of a major regional public accounting firm and his experience as a director of UCB and the predecessor of UCB qualify Mr. Huber to serve on our board of directors.

Mr. Kraft has served as a director since December 2009. Mr. Kraft has been the chief executive officer of Clyde W. Kraft Funeral Home, Columbia, Pennsylvania since 1995. Mr. Kraft is also registered as an insurance agent with the Pennsylvania Department of Insurance. Mr. Kraft currently serves on the board of directors of a Lancaster County-based water utility, Conestoga Title Insurance Company and UCB. Mr. Kraft has been a director of Donegal Mutual since 2003. We believe Mr. Kraft’s experience with financial institutions qualifies him to continue to serve as a member of our board of directors.

Mr. Mahan has been a managing director in the Investment Banking Division of Stifel Nicolaus & Company, Incorporated since 2005, or Stifel Nicolaus, and previously, Legg Mason Wood Walker, Incorporated, prior to the acquisition of the Legg Mason Capital Markets Division by Stifel Nicolaus on December 1, 2005. Mr. Mahan specializes in corporate finance with a focus on mergers and acquisitions, and has experience with a variety of corporate transactions involving mergers and acquisitions. Mr. Mahan’s expertise benefits our analysis of acquisition opportunities and makes him a desirable member of our board of directors.

Mr. Moore has served as an executive vice president of FirstKey Mortgage, LLC, a subsidiary of Cerberus, since October 2014. Mr. Moore served as a managing director in the securities unit of the Royal Bank of Scotland from October 2012 to October 2014. From March 2010 until October 2012, Mr. Moore served as senior vice president, Strategic Investment Group, of The Federal Home Loan Mortgage Corporation. We believe the experience of Mr. Moore in mortgage securities and financial businesses amply qualifies him to serve as a member of our board of directors.

Mr. Nikolaus has been president and chief executive officer of Donegal Mutual since 1981 and a director of Donegal Mutual since 1972. He served as our president and chief executive officer from 1986 to 2015 and has been chairman of our board of directors since April 2012. Mr. Nikolaus also serves as the chairman of the board of directors of UCB and as chairman of the board or president of each of our insurance subsidiaries as well as Conestoga Title Insurance Company. Mr. Nikolaus has also served as chairman of the Insurance Federation of Pennsylvania. Mr. Nikolaus has been a partner in the law firm of Nikolaus & Hohenadel since 1972. Mr. Nikolaus also currently serves as an executive officer and director of several Lancaster County-based water utilities unaffiliated with Donegal Mutual or us. The leadership and accomplishments of Mr. Nikolaus as our chief executive officer for over 25 years provides a strong foundation for the continuation of Mr. Nikolaus as a member of our board of directors.

Mr. Wampler is a certified public accountant and served as a principal of the accounting firm of Brown Schultz Sheridan & Fritz from 1998 to 2005. For 28 prior years, Mr. Wampler was a partner in the accounting firm of KPMG LLP. His practice focused on property and casualty insurance companies. Mr. Wampler also serves as a member of the board of directors of a medical professional liability insurer in Pennsylvania. We believe Mr. Wampler’s background and financial expertise qualifies Mr. Wampler to serve on our board of directors and assist us in our analysis of statutory accounting principles as well as generally accepted accounting principles and in analyzing and maintaining internal controls over financial reporting.

Six of our 11 current directors also serve as directors of Donegal Mutual with which we have a variety of inter-company agreements providing for, among other things, the pooling of Atlantic States’ underwriting results with those of Donegal Mutual, reinsurance and expense-sharing. See “The Relationship of Donegal Mutual and DGI” elsewhere in this proxy statement. After the election of the nominees for Class A directors we name in this proxy statement, six of our 11 directors will continue to serve as directors of Donegal Mutual. We believe our board membership appropriately represents our public stockholders, who collectively owned approximately one-fourth of the aggregate voting power of our outstanding shares of our Class A common stock and our outstanding shares of our Class B common stock at March 3, 2017, and Donegal Mutual, which owned approximately three-fourths of the aggregate voting power of our outstanding shares of our Class A common stock and our outstanding shares of our Class B common stock at March 3, 2017.

Our board of directors unanimously recommends that you vote FOR the election of our four nominees to serve as Class A directors for a term of three years and until the election of their respective successors and their respective successors take office.

PROPOSAL 2

THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF

THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Every three years, in accordance with the requirements of Section 14A of the Exchange Act, we submit to our stockholders the approval, on a non-binding advisory vote, of the compensation of our named executive officers. We describe the compensation of our named executive officers under “Executive Compensation Discussion and Analysis” elsewhere in this proxy statement. At our 2017 Annual Meeting, we will ask our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as we disclose such compensation in accordance with the compensation disclosure rules of the SEC under the caption “Executive Compensation Discussion and Analysis,” the compensation table and the narrative disclosures that accompany the compensation table appearing elsewhere in this proxy statement.

Our board of directors determines the compensation of our named executive officers in accordance with our overall compensation philosophy of “results-based pay.” We have designed the components of the compensation of our named executive officers to reward the achievement of our short-term and long-term business objectives with an emphasis on our underwriting profitability. The compensation committee of our board of directors recognizes the fulfillment of our objectives by our individual named executive officers through:

•	adjusting their base salaries;

•	by awarding cash bonuses pursuant to a formula based upon our underwriting profitability, growth in net premiums written and return on equity; and

•	through the grant of options to purchase our Class A common stock.

We detail the design of our compensation program in the “Executive Compensation Discussion and Analysis” section elsewhere in this proxy statement.

The vote of our stockholders to approve the compensation of our named executive officers is a non-binding advisory vote. Our board of directors has the ultimate responsibility for determining the compensation of our named executive officers. Our board of directors and the compensation committee of our board of directors will review the results of the voting on the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers in connection with their ongoing evaluation of our compensation program.

Because Donegal Mutual owns 72.9% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and because Donegal Mutual has advised us it will vote to approve, on a non-binding advisory basis, the compensation of our named executive officers, our stockholders will approve, on a non-binding advisory basis, the compensation of our named executive officers at our 2017 Annual Meeting.

We will next submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers at our annual meeting of stockholders in 2020.

Our board of directors recommends that you vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

PROPOSAL 3

THE DETERMINATION OF THE FREQUENCY ON WHICH

WE SUBMIT TO OUR STOCKHOLDERS THE APPROVAL,

ON A NON-BINDING ADVISORY BASIS, OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirement of Section 14A of the Exchange Act, we submit to a non-binding advisory vote of the holders of our Class A common stock and our Class B common stock no less frequently than every six years the determination of the frequency on which we submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

The enclosed proxy card provides you with four choices to approve. You may vote that we submit a proposal to our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers:

•	every year;

•	every two years;

•	every three years; or

•	you may also abstain from voting on this proposal.

For the following reasons, we recommend that our stockholders determine to submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers once every three years:

•

A vote every three years will permit our stockholders a more meaningful opportunity within which to compare our long-term performance with our long-term executive compensation program. A core principle of our executive compensation program is to align management’s interests with the interests of our stockholders through incentive bonuses based on our underwriting profitability, growth in net premiums written and return on equity and to foster the long-term creation of value for our stockholders through the grant of stock options that provide for substantial rewards to our named executive officers only if there is a substantial increase in the price of our Class A common stock.

•

A vote every three years allows us an appropriate opportunity to respond to any comments our stockholders make about our executive compensation program and to effect any changes we believe are appropriate responses to comments of our stockholders. Our compensation committee and our board of directors regularly review our executive compensation program to determine if any changes would be appropriate to adjust the compensation of our named executive officers for competitive reasons and to encourage the retention of our named executive officers on a long-term basis. A three-year period also allows us an adequate opportunity to evaluate stockholder proposals relating to executive compensation and then to implement any such proposed changes that our compensation committee or our board of directors may approve.

•

Between the three-year vote to approve, on a non-binding advisory basis, the compensation of our named executive officers, we will maintain meaningful dialogue with our stockholders and our executive compensation consultants with respect to our compensation program applicable to our named executive officers.

Ongoing communication with our stockholders is an important part of our system of corporate governance. We welcome communications from our stockholders about any aspect of our business, including the compensation of our named executive officers. We believe our communications with our stockholders and the ability of our stockholders to contact us enhances our accountability to our stockholders and lessens the need for more frequent votes to approve, on a non-binding advisory basis, the compensation of our named executive officers.

Accordingly, we recommend that you select “Three Years” when you vote on the determination of the frequency on which we submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers. Our board of directors will review the vote of our stockholders on this determination and take that vote into account.

Donegal Mutual has advised us that it will vote all of its shares to approve the frequency of our submission to our stockholders of the approval, on a non-binding advisory basis, of the compensation of our named executive officers once every three years. Because Donegal Mutual owns 72.9% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock, our stockholders will approve the determination to submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers once every three years.

Our board of directors recommends that our stockholders select “three years” for the frequency on which we submit to our stockholders the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT BY OUR AUDIT COMMITTEE OF

KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2017

Our audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017. Although our by-laws do not require that we submit our audit committee’s appointment of KPMG LLP to our stockholders for ratification, we do so as a matter of appropriate corporate governance.

Representatives of KPMG LLP will attend our 2017 Annual Meeting and will respond to appropriate questions. The KPMG LLP representatives will also be able to make a statement during our 2017 Annual Meeting if any of them determine to do so.

Our board of directors recommends that you vote FOR the ratification of our audit committee’s appointment of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017. Because Donegal Mutual owns 72.9% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and because Donegal Mutual has advised us it will vote its shares to approve the ratification of the approval of our audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for 2017, our stockholders will ratify such appointment at our 2017 Annual Meeting.

Even if our stockholders ratify the appointment of KPMG LLP, our audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during 2017 if our audit committee determines that such a change would be in our best interests and in the best interests of our stockholders.

AUDIT AND NON-AUDIT FEES

Our audit committee approves the fees and other significant compensation we pay to our independent registered public accounting firm for the preparation and issuance of an audit report or related work incidental to the opinion. Our audit committee also approves all auditing services and permitted non-audit services, including the fees and terms for such services, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegates to our audit committee chairman pre-approval authority for non-audit services up to $25,000 subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with KPMG LLP the following fees for services KPMG LLP rendered to us during our 2016 fiscal year and considered whether KPMG LLP’s performance of any non-audit services is compatible with the independence of KPMG LLP.

•

Audit Fees.    The fees of KPMG LLP we incurred in connection with the audit of our annual consolidated and statutory financial statements for those fiscal years, the reviews of our consolidated financial statements in our Form 10-Q quarterly reports and the services KPMG LLP performed on our behalf in connection with filings of registration statements and offerings for our fiscal years ended December 31, 2015 and 2016 were $867,000 and $843,500, respectively.

•

Audit-Related Fees.    During our fiscal year ended December 31, 2016, we paid KPMG LLP audit-related fees of $22,000 in connection with agreed-upon procedures KPMG LLP performed in assisting us and the Michigan Catastrophic Claims Association (the “MCCA”) in evaluating the compliance of MICO with annual assessment reporting requirements for the MCCA’s fiscal years ended June 30, 2014, 2015 and 2016. We did not pay KPMG LLP any audit-related fees during our fiscal year ended December 31, 2015.

•	Tax Fees. We did not pay any tax fees to KPMG LLP during our fiscal years ended December 31, 2015 or 2016.

•	All Other Fees. We did not pay KPMG LLP any fees for other services during our fiscal years ended December 31, 2015 or 2016.

Report of Our Audit Committee

Our audit committee performs its responsibilities in accordance with the Exchange Act. Each of the members of our audit committee satisfies the independence and financial literacy requirements under applicable Exchange Act rules. Our board of directors believes that all five members of our audit committee, Robert S. Bolinger, Jack L. Hess, Barry C. Huber, Jon M. Mahan and Richard D. Wampler, II, each satisfy the financial expertise requirements and have the requisite experience the SEC’s rules establish. Our audit committee operates pursuant to a written charter. You may view the full text of our audit committee’s charter on our website at www.donegalgroup.com. Our audit committee reviews and reassesses the adequacy of its charter on an annual basis.

As provided in its charter, our audit committee undertakes the following primary responsibilities:

•

the selection of, appointment of, determination of funding for, compensation of, retention of and oversight of the work of our independent registered public accounting firm and the review of its qualifications and independence;

•	the approval, in advance, of all auditing services and all non-audit services to be performed by our independent registered public accounting firm;

•	the oversight of our accounting and financial reporting processes, including the overview of our financial reports and the reports of our internal audit staff;

•	the establishment of procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters; and

•

the responsibility for reviewing reports and disclosures of all related person transactions, subject to the approval of our audit committee and the process set forth in our by-laws relating to the responsibilities of our coordinating committee.

The audit committee of our board of directors, in carrying out these responsibilities, performs many functions, including the following functions:

•	It monitors the preparation of our quarterly and annual financial reports by our management;

•

It supervises the relationship between us and our independent registered public accounting firm, including having direct responsibility for its appointment, compensation and retention, reviewing the scope of its audit services, approving audit and non-audit services and confirming the independence of our independent registered public accounting firm; and

•

It oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of our policies relating to legal and regulatory compliance, ethics and conflicts of interest and review of our internal audit program.

Our senior executive officers who have primary responsibility for the accuracy and completeness of our financial statements and our reporting processes, including our systems of internal control, have advised the members of our audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, or GAAP.

The audit committee of our board of directors met 10 times during 2016. Our audit committee schedules its meetings in order to have sufficient time to devote appropriate attention to all of its responsibilities. When it deems it appropriate, our audit committee holds meetings with our independent registered public accounting firm and with our internal auditors in executive sessions at which our senior executive officers are not present.

The members of our audit committee rely, without independent verification, on the information and representations our senior executive officers provide to them and on the representations our independent registered public accounting firm makes to them. As a result, you should not construe the oversight that our audit committee provides as establishing an independent basis for a determination that our senior executive officers have established and maintain appropriate internal controls over financial reporting, that we have prepared our financial statements in accordance with GAAP or that our independent registered public accounting firm conducted its audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

As part of our audit committee’s oversight of our financial reporting process, our audit committee reviews all annual and quarterly financial statements and discusses them with our independent registered public accounting firm and with our senior executive officers prior to the issuance of those financial statements. During 2016, our senior executive officers advised our audit committee that we had prepared each of these financial statements in accordance with GAAP, and our senior executive officers and representatives of our independent registered public accounting firm reviewed significant accounting and disclosure issues with our audit committee.

Our audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2016 with our management and with KPMG LLP. Our audit committee also discussed with KPMG LLP the matters the PCAOB Auditing Standard No. 16 requires regarding “Communication with Audit Committees.” Our audit committee has received the written disclosures and the letter from our independent registered public accounting firm the applicable provisions of the PCAOB require regarding communications by independent registered public accounting firms with audit committees concerning independence and has discussed with KPMG LLP its independence.

Our audit committee also reviewed methods of enhancing the effectiveness of our internal and disclosure control systems. Our audit committee, as part of this process, analyzed steps we have taken to implement a continuing analysis of the improvement and efficiency of our internal control procedures.

Based on the reviews and discussions by our audit committee that we describe above, our audit committee recommended to our board of directors that our board of directors approve the inclusion of our audited financial statements for the year ended December 31, 2016 in our 2016 Annual Report on Form 10-K for filing with the SEC.

March 8, 2017	MEMBERS OF THE AUDIT COMMITTEE OF DONEGAL GROUP INC. Robert S. Bolinger Jack L. Hess Barry C. Huber Jon M. Mahan Richard D. Wampler, II

STOCKHOLDER PROPOSALS FOR OUR

2018 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2018 annual meeting of stockholders must deliver such proposal and an appropriate supporting statement in writing to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, not later than November 17, 2017. The e-mail address of Ms. Smith is sherismith@donegalgroup.com.

Section 2.3 of our by-laws provides that if a stockholder wishes to present at our 2018 annual meeting of stockholders either nominations of persons as candidates for election to the class of our board of directors whose terms expire in 2018 upon the election and taking of office of their successors or an item of business for stockholder action other than pursuant to Rule 14a-8 of the rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals in our by-laws. We summarize these by-law provisions below. We must receive written notice of any such proposal that includes all of the information our by-laws require, to the attention of our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, during the period that begins on November 17, 2017 and that ends on December 17, 2017.

A written proposal of nomination of a candidate for election as a director must set forth:

•	the name and address of the proposing stockholder, as the name and address appears on our stock register, or the proponent who intends to make the nomination;

•

as to each person whom the proponent nominates for election or reelection as a director, the proponent must disclose all information relating to such person that the proxy rules under the Exchange Act require to be disclosed in a solicitation by an issuer of proxies for the election of directors;

•	the principal occupation or employment for the past five years of each person whose nomination the proponent intends to make;

•

a description of any arrangement or understanding between each person whose nomination the proponent proposes and the proponent with respect to such person’s nomination for election as a director and actions such person proposes to take;

•	the written consent of each person so nominated to serve as a director if elected as a director; and

•

the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent owns beneficially within the meaning of SEC Rule 13d-3 as well as the number of shares the proponent owns of record.

As to any other item of stockholder business that the proponent intends to bring before our 2018 annual meeting of stockholders, the written proposal must set forth:

•	a brief description of such item of stockholder business;

•	the proponent’s reasons for presenting that item of stockholder business at our 2018 annual meeting of stockholders;

•	any material interest of the proponent in that item of stockholder business;

•	the name and address of the proponent; and

•

the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent owns beneficially within the meaning of SEC Rule 13d-3 as well as the number of shares the proponent owns of record.

Only candidates stockholders nominate for election as a member of a class of our board of directors in accordance with our by-law provisions as we summarize those provisions in this proxy statement will be eligible for election as a member of a class of our board of directors at our 2018 annual meeting of stockholders. A written proposal relating to stockholder approval of any item of stockholder business other than a nomination for election as a director must include information regarding the matter the stockholder proposes for stockholder action equivalent to the information required under the rules of the SEC if the proponent was to solicit proxies for consideration by our stockholders and approval of the proposed action at a meeting of our stockholders.

At our 2018 annual meeting of stockholders, we will only transact such business as shall have been brought before our 2018 annual meeting of stockholders in accordance with the procedures our by-law provisions establish, as we summarize those procedures in this proxy statement or pursuant to SEC Rule 14a-8. The chairman of our 2018 annual meeting of stockholders will have the discretion to determine if a nomination or another item of stockholder business has been proposed in accordance with the procedures we set forth in our by-laws and summarize in this proxy statement. Only stockholder proposals submitted in accordance with the by-law provisions we previously summarize in this proxy statement or pursuant to SEC Rule 14a-8 will be eligible for presentation at our 2018 annual meeting of stockholders, and we will not consider any matter at our 2018 annual meeting of stockholders not submitted in accordance with the procedures we describe in this proxy statement.

HOUSEHOLDING

We may, unless we receive contrary instructions from you, send a single copy of our annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.

If you would like to receive our annual disclosure documents directly in future years rather than from your broker or other nominee holder, or if you and another stockholder share an address and you and the other stockholder would like to receive individual copies of our annual disclosure documents, you should follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent and inform it of your request to revoke or institute householding by calling Computershare Trust Company, N.A. at (800) 317-4445 or writing to Computershare Trust Company, N.A., at P.O. Box 30170, College Station, Texas 77842-3170. Computershare Trust Company, N.A. will respond to your request within 30 days.

•	If a bank, broker, nominee or other holder of record holds your shares, please contact your bank, broker, nominee or other holder of record directly.

DIRECTOR – STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with our board of directors or with one or more individual members of our board may do so by sending their communication in writing addressed to a particular director or directors, or, in the alternative, to “Non-Management Directors” as a group. Please send your communication to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547 or by e-mail to sherismith@donegalgroup.com with a request that our corporate secretary promptly forward all such communications to the addressee or addressees set forth in the communication. However, we reserve the right not to forward to board members any abusive, threatening or otherwise inappropriate materials.

We encourage our directors to attend our annual meetings of stockholders. All of our directors attended our annual meeting of stockholders in 2016.

OTHER MATTERS

Our board of directors does not know of any matter to be presented for consideration at our 2017 Annual Meeting other than the four matters we have described in the notice of annual meeting and in this proxy statement. However, if any stockholder properly presents such a matter in accordance with our advance notice by-laws and applicable law, we will vote the proxies we receive from our stockholders, in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the judgment of the persons named as proxies in our form of proxy card.

By order of our board of directors,

Donald H. Nikolaus, Chairman of the Board	Kevin G. Burke, President and Chief Executive Officer

March 16, 2017

Marietta, Pennsylvania

DONEGAL GROUP INC. ATTN: JEFFREY D. MILLER 1195 RIVER RD, P.O. BOX 302 MARIETTA, PA 17547

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time April 19, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time April 19, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All
The Board of Directors recommends you vote FOR the following nominees for Class A Director:					Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
1.	Election of Directors
Nominees
01 Robert S. Bolinger 02 Kevin G. Burke 03 Patricia A. Gilmartin 04 Jack L. Hess
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2	Approval of the compensation of our named executive officers.	☐	☐	☐
The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 year	2 years	3 years	Abstain
3	Advisory vote on the frequency of the stockholder votes on executive compensation. ☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
4	Ratification of KPMG LLP as our independent registered public accounting firm for 2017.	☐	☐	☐
NOTE: In their discretion, our proxies are authorized to vote upon such other business as may properly come before our annual meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report is/are available at www.proxyvote.com

DONEGAL GROUP INC.

Annual Meeting of Stockholders

April 20, 2017 10:00 AM

This proxy is solicited by the board of directors

The undersigned hereby appoints Daniel J. Wagner and Jeffrey D. Miller, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Heritage Hotel Lancaster, 500 Centerville Road, Lancaster, Pennsylvania 17601, on April 20, 2017 at 10:00 a.m., and at any adjournment or postponement thereof, as set forth on the reverse side of this proxy card.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with our board of directors’ recommendations.

Continued and to be signed on reverse side